Exhibit 99.4

** Notes to Financial Statements were originally prepared and filed on a combined basis with Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc., and System Energy Resources, Inc. in such registrants’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

ENTERGY CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1.  COMMITMENTS AND CONTINGENCIES  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy and the Registrant Subsidiaries are involved in a number of legal, regulatory, and tax proceedings before various courts, regulatory commissions, and governmental agencies in the ordinary course of business.  While management is unable to predict the outcome of such proceedings, management does not believe that the ultimate resolution of these matters will have a material adverse effect on Entergy’s results of operations, cash flows, or financial condition, except as otherwise discussed in the Form 10-K or in this report.  Entergy discusses regulatory proceedings in Note 2 to the financial statements in the Form 10-K and herein and discusses tax proceedings in Note 3 to the financial statements in the Form 10-K and Note 10 to the financial statements herein.

ANO Damage, Outage, and NRC Reviews

See Note 8 to the financial statements in the Form 10-K for a discussion of the ANO stator incident. The total cost of assessment, restoration of off-site power, site restoration, debris removal, and replacement of damaged property and equipment was approximately $95 million.  In addition, Entergy Arkansas incurred replacement power costs for ANO 2 power during its outage and incurred incremental replacement power costs for ANO 1 power because the outage extended beyond the originally-planned duration of the refueling outage. In February 2014 the APSC approved Entergy Arkansas’s request to exclude from the calculation of its revised energy cost rate $65.9 million of deferred fuel and purchased energy costs incurred in 2013 as a result of the ANO stator incident. The APSC authorized Entergy Arkansas to retain the $65.9 million in its deferred fuel balance with recovery to be reviewed in a later period after more information regarding various claims associated with the ANO stator incident is available.

Entergy Arkansas is pursuing its options for recovering damages that resulted from the stator drop, including its insurance coverage and legal action.  Entergy is a member of Nuclear Electric Insurance Limited (NEIL), a mutual insurance company that provides property damage coverage to the members’ nuclear generating plants, including ANO.  NEIL has notified Entergy that it believes that a $50 million course of construction sublimit applies to any loss associated with the lifting apparatus failure and stator drop at ANO.  Entergy has responded that it disagrees with NEIL’s position and is evaluating its options for enforcing its rights under the policy.  On July 12, 2013, Entergy Arkansas filed a complaint in the Circuit Court in Pope County, Arkansas against the owner of the heavy-lifting apparatus that collapsed, an engineering firm, a contractor, and certain individuals asserting claims of breach of contract, negligence, and gross negligence in connection with their responsibility for the stator drop. During 2014, Entergy Arkansas collected $40 million from NEIL and is pursuing additional recoveries due under the policy.

Shortly after the stator incident, the NRC deployed an augmented inspection team to review the plant's response.  In July 2013 a second team of NRC inspectors visited ANO to evaluate certain items that were identified as requiring follow-up inspection to determine whether performance deficiencies existed. In March 2014 the NRC issued an inspection report on the follow-up inspection that discussed two preliminary findings, one that was preliminarily determined to be “red with high safety significance” for Unit 1 and one that was preliminarily determined to be “yellow with substantial safety significance” for Unit 2, with the NRC indicating further that these preliminary findings may warrant additional regulatory oversight. This report also noted that one additional item related to flood barrier effectiveness was still under review.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In May 2014 the NRC met with Entergy during a regulatory conference to discuss the preliminary red and yellow findings and Entergy's response to the findings. During the regulatory conference, Entergy presented information on the facts and assumptions the NRC used to assess the potential findings. The NRC used the information provided by Entergy at the regulatory conference to finalize its decision regarding the inspection team’s findings. In a letter dated June 23, 2014, the NRC classified both findings as “yellow with substantial safety significance.” In an assessment follow-up letter for ANO dated July 29, 2014, the NRC stated that given the two yellow findings, it determined that the performance at ANO is in the “degraded cornerstone column,” or column 3, of the NRC’s reactor oversight process action matrix beginning the first quarter 2014. Corrective actions in response to the NRC’s findings have been taken and remain ongoing at ANO. The NRC plans to conduct supplemental inspection activity to review the actions taken to address the yellow findings. Entergy will continue to interact with the NRC to address the NRC’s findings.

In September 2014 the NRC issued an inspection report on the flood barrier effectiveness issue that was still under review at the time of the March 2014 inspection report. While Entergy believes that the flood barrier issue that led to the finding have been addressed at ANO, the NRC will still assess the safety significance of the deficiencies. In its September 2014 inspection report, the NRC discussed a preliminary finding of “yellow with substantial safety significance” for the Unit 1 and Unit 2 auxiliary and emergency diesel fuel storage buildings.  The NRC indicated that these preliminary findings may warrant additional regulatory oversight.  Entergy requested a public regulatory conference regarding the inspection, and the conference was held on October 28, 2014. During the regulatory conference, Entergy presented information related to the facts and assumptions used by the NRC in arriving at its preliminary finding of “yellow with substantial safety significance.” The NRC can consider this information as it works to finalize its assessment of the safety significance of the flood barrier issue.

If the NRC’s final assessment of the flood barrier issue remains yellow, ANO would likely be placed into the “multiple/repetitive degraded cornerstone column” of the NRC’s reactor oversight process action matrix. Placement into this column would require significant additional NRC inspection activities at the ANO site, including a review of the site’s root cause evaluation associated with the flood barrier issue, an assessment of the effectiveness of the site’s corrective action program, an additional design basis inspection, a safety culture assessment, and possibly other inspection activities consistent with the NRC’s Inspection Procedure.

Baxter Wilson Plant Event

On September 11, 2013, Entergy Mississippi’s Baxter Wilson (Unit 1) power plant experienced a significant unplanned outage event.  Entergy Mississippi completed the process of assessing the nature and extent of the damage to the unit and repairs are in progress. The current estimate of costs to return the unit to service is in the range of $45 million to $60 million.  This estimate may change as restorative activities occur.  The costs necessary to return the plant to service are expected to be incurred into late 2014.  Entergy Mississippi believes that the damage is covered by its property insurance policy, subject to a $20 million deductible. In the third quarter 2014, Entergy Mississippi recorded an insurance receivable of $18 million based on the minimum amount it currently expects to receive from its insurance policy based on total spending of $38 million as of September 30, 2014. This $18 million receivable offset approximately $8 million of capital spending and $10 million of operation and maintenance expenses through September 30, 2014. In June 2014, Entergy Mississippi filed a rate case with the MPSC, which includes recovery of the costs associated with Baxter Wilson (Unit 1) repair activities, net of applicable insurance proceeds. On October 14, 2014 and October 31, 2014, Entergy Mississippi and the Mississippi Public Utilities Staff entered into and filed joint stipulations that provide for a deferral of $6 million in other operation and maintenance expenses associated with the Baxter Wilson outage and that the regulatory asset should accrue carrying costs, with amortization of the regulatory asset to occur over two years. The final accounting of costs to return the unit to service and insurance proceeds will be addressed in Entergy Mississippi’s next formula rate plan filing. The joint stipulations also provide that the capital costs associated with the return to service of Baxter Wilson (Unit 1) will be reflected in rate base and will be reduced to reflect the application of insurance proceeds. The joint stipulations are subject to review and approval by the MPSC.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Nuclear Insurance

See Note 8 to the financial statements in the Form 10-K for information on nuclear liability and property insurance associated with Entergy’s nuclear power plants.

Conventional Property Insurance

See Note 8 to the financial statements in the Form 10-K for information on Entergy’s non-nuclear property insurance program.

Employment Litigation

See Note 8 to the financial statements in the Form 10-K for information on Entergy’s employment and labor-related proceedings.

Asbestos Litigation (Entergy Gulf States Louisiana, Entergy Louisiana, Entergy New Orleans, and Entergy Texas)

See Note 8 to the financial statements in the Form 10-K for information regarding asbestos litigation at Entergy Gulf States Louisiana, Entergy Louisiana, Entergy New Orleans, and Entergy Texas.

NOTE 2.  RATE AND REGULATORY MATTERS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Regulatory Assets

See Note 2 to the financial statements in the Form 10-K for information regarding regulatory assets in the Utility business presented on the balance sheets of Entergy and the Registrant Subsidiaries.  The following is an update to that discussion.

Fuel and purchased power cost recovery

Entergy Arkansas

In May 2014, Entergy Arkansas filed its annual redetermination of the production cost allocation rider to recover the $3 million unrecovered retail balance as of December 31, 2013 and the $68 million System Agreement bandwidth remedy payment made in May 2014 as a result of the compliance filing pursuant to the FERC’s February 2014 orders related to the bandwidth payments/receipts for the June - December 2005 period. In June 2014 the APSC suspended the annual redetermination of the production cost allocation rider and scheduled a hearing in September 2014. Upon a joint motion of the parties, the APSC canceled the September 2014 hearing and will enter an order based on the evidence and legal briefs in the record.

Entergy Gulf States Louisiana

In July 2014 the LPSC authorized its staff to initiate an audit of Entergy Gulf States Louisiana’s fuel adjustment clause filings. The audit includes a review of the reasonableness of charges flowed by Entergy Gulf States Louisiana through its fuel adjustment clause for the period from 2010 through 2013. Discovery has yet to commence.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Louisiana

In July 2014 the LPSC authorized its staff to initiate an audit of Entergy Louisiana’s fuel adjustment clause filings. The audit includes a review of the reasonableness of charges flowed by Entergy Louisiana through its fuel adjustment clause for the period from 2010 through 2013. Discovery has yet to commence.

Entergy Mississippi

Entergy Mississippi had a deferred fuel balance of $60.4 million as of March 31, 2014. In May 2014, Entergy Mississippi filed for an interim adjustment under its energy cost recovery rider. The interim adjustment proposed a net energy cost factor designed to collect over a six-month period the under-recovered deferred fuel balance as of March 31, 2014 and also reflected a natural gas price of $4.50 per MMBtu. In May 2014, Entergy Mississippi and the Public Utilities Staff entered into a joint stipulation in which Entergy Mississippi agreed to a revised net energy cost factor that reflected the proposed interim adjustment with a reduction in costs recovered through the energy cost recovery rider associated with the suspension of the DOE nuclear waste storage fee. In June 2014 the MPSC approved the joint stipulation and allowed Entergy Mississippi’s interim adjustment. The revised net energy cost factor will remain in effect through the end of 2014.

Retail Rate Proceedings

See Note 2 to the financial statements in the Form 10-K for detailed information regarding retail rate proceedings involving the Utility operating companies.  The following are updates to that information.

Filings with the APSC

See Note 2 to the financial statements in the Form 10-K for a discussion of Entergy Arkansas’s 2013 base rate filing. In January 2014, Entergy Arkansas filed a petition for rehearing or clarification of several aspects of the APSC’s order, including the 9.3% authorized return on common equity. In February 2014 the APSC granted Entergy Arkansas's petition for the purpose of considering the additional evidence identified by Entergy Arkansas. In August 2014 the APSC issued an order amending certain aspects of the original order, including providing for a 9.5% authorized return on common equity. The revised rates are effective for all bills rendered after December 31, 2013 and were implemented in the first billing cycle of October 2014.

Filings with the LPSC

Retail Rates - Electric

(Entergy Gulf States Louisiana)

See Note 2 to the financial statements in the Form 10-K for a discussion of the base rate case filed by Entergy Gulf States Louisiana in February 2013. Pursuant to the rate case settlement approved by the LPSC in December 2013, Entergy Gulf States Louisiana submitted a compliance filing in May 2014 reflecting the effects of the estimated MISO cost recovery mechanism revenue requirement and adjustment of the additional capacity mechanism requiring a net increase of approximately $3.8 million in formula rate plan revenue to be implemented over nine months commencing with the first billing cycle of December 2014. Before rates are implemented in December 2014, an updated compliance filing will be made in November 2014 to further refine the estimated MISO cost recovery mechanism revenue requirement component of the May 2014 compliance filing to then-available actual data. The compliance filings will be subject to the review of the parties to the proceeding generally in accordance with the review process set forth in Entergy Gulf States Louisiana’s formula rate plan.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(Entergy Louisiana)

See Note 2 to the financial statements in the Form 10-K for a discussion of the base rate case filed by Entergy Louisiana in February 2013. Pursuant to the rate case settlement approved by the LPSC in December 2013, Entergy Louisiana submitted a compliance filing in May 2014 reflecting the effects of the $10 million agreed-upon increase in formula rate plan revenue, the estimated MISO cost recovery mechanism revenue requirement, and the adjustment of the additional capacity mechanism requiring a net increase of approximately $39 million in formula rate plan revenue to be implemented over nine months commencing with the first billing cycle of December 2014. Before rates are implemented in December 2014, an updated compliance filing will be made in November 2014 to further refine the estimated MISO cost recovery mechanism revenue requirement component of the May 2014 compliance filing to then-available actual data. The compliance filings will be subject to the review of the parties to the proceeding generally in accordance with the review process set forth in Entergy Louisiana’s formula rate plan.

As discussed in the Form 10-K, the LPSC is conducting a prudence review of the Waterford 3 replacement steam generator project with regard to Entergy Louisiana’s actions concerning the following aspects of the project: 1) project management; 2) cost controls; 3) success in achieving stated objectives; 4) the costs of the replacement project; and 5) the outage length and replacement power costs.  In July 2014 the LPSC Staff filed testimony recommending potential project and replacement power cost disallowances of up $71 million, citing a need for further explanation or documentation from Entergy Louisiana.  An intervenor filed testimony recommending disallowance of $141 million of incremental project costs, claiming the steam generator fabricator was imprudent.  Entergy Louisiana believes that the replacement steam generator costs were prudently incurred and applicable legal principles support their recovery in rates.  Entergy Louisiana provided further documentation and explanation requested by the LPSC staff. An evidentiary hearing is scheduled for December 2014.

Retail Rates - Gas (Entergy Gulf States Louisiana)

In January 2014, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2013.  The filing showed an earned return on common equity of 5.47%, which results in a $1.5 million rate increase. In April 2014 the LPSC Staff issued a report indicating "that Entergy Gulf States Louisiana has properly determined its earnings for the test year ended September 30, 2013." The $1.5 million rate increase was implemented effective with the first billing cycle of April 2014.

Filings with the MPSC (Entergy Mississippi)

In June 2014, Entergy Mississippi filed its first general rate case before the MPSC in almost 12 years.  The rate filing lays out Entergy Mississippi’s plans for improving reliability, modernizing the grid, maintaining its workforce, stabilizing rates, utilizing new technologies, and attracting new industry to its service territory.  Entergy Mississippi requested a net increase in revenue of $49 million for bills rendered during calendar year 2015, including $30 million resulting from new depreciation rates to update the estimated service life of assets.  In addition, the filing proposed, among other things: 1) realigning cost recovery of the Attala and Hinds power plant acquisitions from the power management rider to base rates; 2) including certain MISO-related revenues and expenses in the power management rider; 3) power management rider changes that reflect the changes in costs and revenues that will accompany Entergy Mississippi’s withdrawal from participation in the System Agreement; and 4) a formula rate plan forward test year to allow for known changes in expenses and revenues for the rate effective period.  Entergy Mississippi proposed maintaining the current authorized return on common equity of 10.59%.

On October 14, 2014 and October 31, 2014, Entergy Mississippi and the Mississippi Public Utilities Staff entered into and filed joint stipulations that addressed the majority of issues in the proceeding. The stipulations provide for an approximate $16 million net increase in revenues, which reflects an agreed upon 10.07% return on common equity. The stipulations also revise Entergy Mississippi’s formula rate plan (FRP) by providing Entergy Mississippi with the ability to reflect known and measurable changes to historical rate base and certain expense amounts, resolve uncertainty around and obviate the need for an additional rate filing in connection with Entergy Mississippi’s withdrawal

Entergy Corporation and Subsidiaries
Notes to Financial Statements

from participation in the System Agreement, update depreciation rates, and move costs associated with the Attala and Hinds generating plants from the power management rider to base rates. The stipulations also provide for recovery of non-fuel MISO-related costs through a separate rider for that purpose. The joint stipulations are subject to MPSC approval. The schedule in the proceeding calls for the rates ultimately approved by the MPSC to be effective January 30, 2015.

Filings with the City Council (Entergy Louisiana)

In March 2013, Entergy Louisiana filed a rate case for the Algiers area, which is in New Orleans and is regulated by the City Council. Entergy Louisiana requested a rate increase of $13 million over three years, including a 10.4% return on common equity and a formula rate plan mechanism identical to its LPSC request made in February 2013. In January 2014 the City Council advisors filed direct testimony recommending a rate increase of $5.56 million over three years, including an 8.13% return on common equity. In June 2014 the City Council unanimously approved a settlement that includes the following:

•	a $9.3 million base rate revenue increase to be phased in on a levelized basis over four years;

•	recovery of an additional $853 thousand annually through a MISO recovery rider; and

•
the adoption of a four-year formula rate plan requiring the filing of annual evaluation reports in May of each year, commencing May 2015, with resulting rates being implemented in October of each year. The formula rate plan includes a midpoint target authorized return on common equity of 9.95% with a +/- 40 basis point bandwidth.

The rate increase was effective with bills rendered on and after the first billing cycle of July 2014.

Filings with the PUCT (Entergy Texas)

In September 2013, Entergy Texas filed a rate case requesting a $38.6 million base rate increase reflecting a 10.4% return on common equity based on an adjusted test year ending March 31, 2013.  The rate case also proposed (1) a rough production cost equalization adjustment rider recovering Entergy Texas’s payment to Entergy New Orleans to achieve rough production cost equalization based on calendar year 2012 production costs and (2) a rate case expense rider recovering the cost of the 2013 rate case and certain costs associated with previous rate cases. The rate case filing also included a request to reconcile $0.9 billion of fuel and purchased power costs and fuel revenues covering the period July 2011 through March 2013.  The fuel reconciliation also reflects special circumstances fuel cost recovery of approximately $22 million of purchased power capacity costs. In January 2014 the PUCT staff filed direct testimony recommending a retail rate reduction of $0.3 million and a 9.2% return on common equity. In March 2014, Entergy Texas filed an Agreed Motion for Interim Rates. The motion explained that the parties to this proceeding have agreed that Entergy Texas should be allowed to implement new rates reflecting an $18.5 million base rate increase, effective for usage on and after April 1, 2014, as well as recovery of charges for rough production cost equalization and rate case expenses. In March 2014 the State Office of Administrative Hearings, the body assigned to hear the case, approved the motion. In April 2014, Entergy Texas filed a unanimous stipulation in this case. Among other things, the stipulation provides for an $18.5 million base rate increase, recovery over three years of the calendar year 2012 rough production cost equalization charges and rate case expenses, and states a 9.8% return on common equity. In addition, the stipulation finalizes the fuel and purchased power reconciliation covering the period July 2011 through March 2013, with the parties stipulating an immaterial fuel disallowance. No special circumstances recovery of purchased power capacity costs was allowed. In April 2014 the State Office of Administrative Hearings remanded the case back to the PUCT for final processing. In May 2014 the PUCT approved the stipulation. No motions for rehearing were filed during the statutory rehearing period.

In September 2014, Entergy Texas filed for a distribution cost recovery factor rider based on a law that was passed in 2011 allowing for the recovery of increases in capital costs associated with distribution plant. Entergy Texas is requesting collection of approximately $7 million annually from retail customers. The PUCT has not yet acted on this filing.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Louisiana and Entergy Gulf States Louisiana Business Combination

In June 2014, Entergy Louisiana and Entergy Gulf States Louisiana filed a business combination study report with the LPSC. The report contained a preliminary analysis of the potential combination of Entergy Louisiana and Entergy Gulf States Louisiana into a single public utility. Though not a formal application, the report provided an overview of the combination and identified its potential customer benefits. Although not part of the business combination, Entergy Louisiana provided notice to the City Council in June 2014 that it anticipates it will seek authorization to transfer to Entergy New Orleans the assets that currently support Entergy Louisiana’s customers in Algiers. In the summer of 2014, Entergy Louisiana and Entergy Gulf States Louisiana held technical conferences and face-to-face meetings with LPSC staff and other stakeholders to discuss potential effects of the combination, solicit suggestions and concerns, and identify areas in which additional information might be needed.

On September 30, 2014, Entergy Louisiana and Entergy Gulf States Louisiana filed an application with the LPSC seeking authorization to undertake the transactions that would result in the combination of Entergy Louisiana and Entergy Gulf States Louisiana into a single public utility.

The combination is subject to regulatory review and approval of the LPSC, the FERC, and the NRC. In June 2014, Entergy submitted an application to the NRC for approval of River Bend and Waterford 3 license transfers as part of the steps to complete the business combination. The combination also could be subject to regulatory review of the City Council if Entergy Louisiana continues to own the assets that currently support Entergy Louisiana’s customers in Algiers at the time the combination is effectuated. In November 2014, Entergy Louisiana filed an application with the City Council seeking authorization to undertake the combination. The application provides that if the City Council approves the Algiers asset transfer before the business combination occurs, the City Council may not need to issue a public interest finding regarding the combination. If approvals are obtained from the LPSC, the FERC, the NRC, and, if required, the City Council, Entergy Louisiana and Entergy Gulf States Louisiana expect the combination will be effected in the second half of 2015.

It is currently contemplated that Entergy Louisiana and Entergy Gulf States Louisiana will undertake multiple steps to effectuate the combination, which steps would include the following:

•
Each of Entergy Louisiana and Entergy Gulf States Louisiana will redeem or repurchase all of their respective outstanding preferred membership interests (which interests have a $100 million liquidation value in the case of Entergy Louisiana and $10 million liquidation value in the case of Entergy Gulf States Louisiana).

•	Entergy Gulf States Louisiana will convert from a Louisiana limited liability company to a Texas limited liability company.

•
Under the Texas Business Organizations Code (TXBOC), Entergy Louisiana will allocate substantially all of its assets to a new subsidiary (New Entergy Louisiana) and New Entergy Louisiana will assume all of the liabilities of Entergy Louisiana, in a transaction regarded as a merger under the TXBOC. Entergy Louisiana will remain in existence and hold the membership interests in New Entergy Louisiana.

•
Under the TXBOC, Entergy Gulf States Louisiana will allocate substantially all of its assets to a new subsidiary (New Entergy Gulf States Louisiana) and New Entergy Gulf States Louisiana will assume all of the liabilities of Entergy Gulf States Louisiana, in a transaction regarded as a merger under the TXBOC. Entergy Gulf States Louisiana will remain in existence and hold the membership interests in New Entergy Gulf States Louisiana.

•
Entergy Louisiana and Entergy Gulf States Louisiana will contribute the membership interests in New Entergy Louisiana and New Entergy Gulf States Louisiana to an affiliate the common membership interests of which will be owned by Entergy Louisiana, Entergy Gulf States Louisiana and Entergy Corporation.

•	New Entergy Gulf States Louisiana will merge into New Entergy Louisiana with New Entergy Louisiana surviving the merger.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Upon the completion of the steps, New Entergy Louisiana will hold substantially all of the assets, and will have assumed all of the liabilities, of Entergy Louisiana and Entergy Gulf States Louisiana. Entergy Louisiana and Entergy Gulf States Louisiana may modify or supplement the steps to be taken to effect the combination.

Algiers Asset Transfer (Entergy Louisiana and Entergy New Orleans)

In October 2014, Entergy Louisiana and Entergy New Orleans filed an application with the City Council seeking authorization to undertake a transaction that would result in the transfer from Entergy Louisiana to Entergy New Orleans of certain assets that currently support Entergy Louisiana’s customers in Algiers. The transaction is expected to result in the transfer of net assets of approximately $60 million. The Algiers asset transfer is also subject to regulatory review and approval of the FERC. As discussed previously, Entergy Louisiana also filed an application with the City Council seeking authorization to undertake the Entergy Louisiana and Entergy Gulf States Louisiana business combination. The application provides that if the City Council approves the Algiers asset transfer before the business combination occurs, the City Council may not need to issue a public interest finding regarding the business combination. If the necessary approvals are obtained from the City Council and the FERC, Entergy Louisiana expects to transfer the Algiers assets to Entergy New Orleans in the second half of 2015.

System Agreement Cost Equalization Proceedings

See Note 2 to the financial statements in the Form 10-K for a discussion of the proceedings regarding the System Agreement, including the FERC’s October 2011 order and Entergy’s December 2011 compliance filing in response to that order.  In February 2014 the FERC issued a rehearing order addressing its October 2011 order. The FERC denied the LPSC’s request for rehearing on the issues of whether the bandwidth remedy should be made effective earlier than June 1, 2005, and whether refunds should be ordered for the 20-month refund effective period. The FERC granted the LPSC’s rehearing request on the issue of interest on the bandwidth payments/receipts for the June - December 2005 period, requiring that interest be accrued from June 1, 2006 until the date those bandwidth payments/receipts are made. Also in February 2014 the FERC issued an order rejecting the December 2011 compliance filing that calculated the bandwidth payments/receipts for the June - December 2005 period. The FERC order required a new compliance filing that calculates the bandwidth payments/receipts for the June - December 2005 period based on monthly data for the seven individual months and that includes interest pursuant to the February 2014 rehearing order. Entergy has sought rehearing of the February 2014 orders with respect to the FERC’s determinations regarding interest. In April 2014 the LPSC filed a petition for review of the FERC’s October 2011 and February 2014 orders with the U.S. Court of Appeals for the D.C. Circuit.

In April and May 2014, Entergy filed with the FERC an updated compliance filing that provides the payments and receipts among the Utility operating companies pursuant to the FERC’s February 2014 orders.  The filing shows the following net payments and receipts, including interest, among the Utility operating companies:

Payments (Receipts)
(In Millions)
Entergy Arkansas	$68
Entergy Gulf States Louisiana	($10)
Entergy Louisiana	$—
Entergy Mississippi	($11)
Entergy New Orleans	$2
Entergy Texas	($49)

These payments were made in May 2014. The LPSC, City Council, and APSC have filed protests.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2007 Rate Filing Based on Calendar Year 2006 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In July 2014 the FERC issued an order accepting Entergy Services’ November 2013 compliance filing. The FERC directed Entergy Services to make a comprehensive bandwidth recalculation report by September 15, 2014 showing all the updated payment/receipt amounts based on the 2006 calendar year data in compliance with all bandwidth formula and bandwidth calculation adjustments that the FERC has accepted or ordered for those years. The FERC also directed the Entergy Operating Companies to make any true-up bandwidth payments associated with the 2006 bandwidth recalculation report with interest following the filing of the comprehensive recalculation report. See discussion below regarding the comprehensive bandwidth recalculation and filings made with the FERC in connection with this proceeding.

2008 Rate Filing Based on Calendar Year 2007 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In July 2014 the FERC issued an order denying Entergy’s rehearing request and decided that it is appropriate to allow interest to be paid on the bandwidth recalculation amounts. The FERC also directed Entergy to file a comprehensive bandwidth recalculation report by September 15, 2014 showing all the updated payment/receipt amounts based on the 2007 calendar year data in compliance with all bandwidth formula and bandwidth calculation adjustments that the FERC has accepted or ordered for that year. The FERC also directed the Entergy Operating Companies to make any true-up bandwidth payments associated with the 2007 bandwidth recalculation report with interest following the filing of the comprehensive recalculation report. In August 2014 the Fifth Circuit issued its opinion dismissing the LPSC petition for review of the FERC’s order. In October 2014, Entergy filed a petition for review with the U.S. Court of Appeals for the D.C. Circuit seeking appellate review of the FERC’s interest determination. See discussion below regarding the comprehensive bandwidth recalculation and filings made with the FERC in connection with this proceeding.

2009 Rate Filing Based on Calendar Year 2008 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In August 2014, the FERC issued an order accepting the November 2013 compliance filing that was made in response to the FERC’s October 2013 order. The LPSC has appealed to the U.S. Court of Appeals for the Fifth Circuit the FERC’s May 2012 and October 2013 orders. Briefs have been filed and oral argument was held in October 2014. See discussion below regarding the comprehensive bandwidth recalculation and filings made with the FERC in connection with this proceeding.

Comprehensive Bandwidth Recalculation for 2007, 2008, and 2009 Rate Filing Proceedings

See Note 2 to the financial statements in the Form 10-K for a discussion of this comprehensive bandwidth recalculation. In July 2014 the FERC issued four orders in connection with various Service Schedule MSS-3 rough production cost equalization formula compliance filings and rehearing requests. Specifically, the FERC accepted Entergy Services’ revised methodologies for calculating certain cost components of the formula and affirmed its prior ruling requiring interest on the true-up amounts. The FERC directed that a comprehensive recalculation of the formula be performed for the filing years 2007 and 2008 based on calendar years 2006 and 2007 production costs. In September 2014, Entergy filed with the FERC its compliance filing that provides the payments and receipts among the Utility operating companies pursuant to the FERC’s orders for the 2007, 2008, and 2009 rate filing proceedings.  The filing shows the following payments/receipts among the Utility operating companies:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Payments (Receipts)
(In Millions)
Entergy Arkansas	$38
Entergy Gulf States Louisiana	($22)
Entergy Louisiana	($16)
Entergy Mississippi	$16
Entergy New Orleans	($1)
Entergy Texas	($15)

Entergy Arkansas and Entergy Mississippi made the payments in September and October 2014. The updated compliance filings in the 2008 and 2009 rate filing proceedings have not been protested, and one protest was filed at the FERC related to the 2007 rate filing proceeding. The filings are pending at the FERC.

2010 Rate Filing Based on Calendar Year 2009 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. The hearing was held in March 2014 and the presiding ALJ issued an initial decision in September 2014. Briefs on exception were filed in October 2014, and the case is pending before the FERC.

2011 Rate Filing Based on Calendar Year 2010 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In March 2014 the Fifth Circuit rejected the LPSC’s petition for a writ of mandamus.

2014 Rate Filing Based on Calendar Year 2013 Production Costs

In May 2014, Entergy filed with the FERC the 2014 rates in accordance with the FERC’s orders in the System Agreement proceeding. The filing shows the following payments and receipts among the Utility operating companies for 2014, based on calendar year 2013 production costs, commencing for service in June 2014, are necessary to achieve rough production cost equalization under the FERC’s orders:

Payments (Receipts)
(In Millions)
Entergy Gulf States Louisiana	$—
Entergy Louisiana	$—
Entergy Mississippi	$—
Entergy New Orleans	($15)
Entergy Texas	$15

The LPSC protested the filing and the PUCT and City Council filed comments regarding the filing.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Storm Cost Recovery Filings with Retail Regulators

Entergy Gulf States Louisiana and Entergy Louisiana

As discussed in the Form 10-K, Entergy Gulf States Louisiana and Entergy Louisiana sought to recover restoration costs for the repair and replacement of electric facilities damaged by Hurricane Isaac, as well as replenishment of storm escrow accounts for prior storms, in the amount of $73.8 million for Entergy Gulf States Louisiana and $247.7 million for Entergy Louisiana. In January 2013, Entergy Gulf States Louisiana and Entergy Louisiana drew $65 million and $187 million, respectively, from their funded storm reserve escrow accounts.  In April 2013, Entergy Gulf States Louisiana and Entergy Louisiana filed a joint application with the LPSC relating to Hurricane Isaac system restoration costs.  Following an evidentiary hearing and recommendations by the ALJ, the LPSC voted in June 2014 to approve a series of orders which (i) quantify the amount of Hurricane Isaac system restoration costs prudently incurred ($66.5 million for Entergy Gulf States Louisiana and $224.3 million for Entergy Louisiana); (ii) determine the level of storm reserves to be re-established ($90 million for Entergy Gulf States Louisiana and $200 million for Entergy Louisiana); (iii) authorize Entergy Gulf States Louisiana and Entergy Louisiana to utilize Louisiana Act 55 financing for Hurricane Isaac system restoration costs; and (iv) grant other requested relief associated with storm reserves and Act 55 financing of Hurricane Isaac system restoration costs. Entergy Gulf States Louisiana committed to pass on to customers a minimum of $6.9 million of customer benefits through annual customer credits of approximately $1.4 million for five years.  Entergy Louisiana committed to pass on to customers a minimum of $23.9 million of customer benefits through annual customer credits of approximately $4.8 million for five years. Approvals for the Act 55 financings were obtained from the Louisiana Utilities Restoration Corporation (LURC) and the Louisiana State Bond Commission.

In August 2014 the Louisiana Local Government Environmental Facilities and Community Development Authority (LCDA) issued $71 million in bonds under Act 55 of the Louisiana Legislature.  From the $69 million of bond proceeds loaned by the LCDA to the LURC, the LURC deposited $3 million in a restricted escrow account as a storm damage reserve for Entergy Gulf States Louisiana and transferred $66 million directly to Entergy Gulf States Louisiana.  Entergy Gulf States Louisiana used the $66 million received from the LURC to acquire 662,426.80 Class C preferred, non-voting, membership interest units of Entergy Holdings Company LLC, a company wholly-owned and consolidated by Entergy, that carry a 7.5% annual distribution rate. Distributions are payable quarterly commencing on September 15, 2014, and the membership interests have a liquidation price of $100 per unit. The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement. The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1.75 billion.

In August 2014 the LCDA issued another $243.85 million in bonds under Act 55 of the Louisiana Legislature.  From the $240 million of bond proceeds loaned by the LCDA to the LURC, the LURC deposited $13 million in a restricted escrow account as a storm damage reserve for Entergy Louisiana and transferred $227 million directly to Entergy Louisiana.  Entergy Louisiana used the $227 million received from the LURC to acquire 2,272,725.89 Class C preferred, non-voting, membership interest units of Entergy Holdings Company LLC that carry a 7.5% annual distribution rate. Distributions are payable quarterly commencing on September 15, 2014, and the membership interests have a liquidation price of $100 per unit. The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement. The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1.75 billion.

Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana do not report the bonds on their balance sheets because the bonds are the obligation of the LCDA and there is no recourse against Entergy, Entergy Gulf States Louisiana, or Entergy Louisiana in the event of a bond default.  To service the bonds, Entergy Gulf States Louisiana and Entergy Louisiana collect a system restoration charge on behalf of the LURC, and remit the collections to the bond indenture trustee.  Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana do not report the collections as revenue because they are merely acting as the billing and collection agents for the state.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy New Orleans

As discussed in the Form 10-K, total restoration costs for the repair and replacement of Entergy New Orleans’s electric facilities damaged by Hurricane Isaac were $47.3 million. Entergy New Orleans withdrew $17.4 million from the storm reserve escrow account to partially offset these costs. In February 2014, Entergy New Orleans made a filing with the City Council seeking certification of the Hurricane Isaac costs. In July 2014 the City Council adopted a procedural schedule that provides for hearings on the merits in September 2015.

New Nuclear Generation Development Costs

Entergy Mississippi

See the Form 10-K for discussion of Entergy Mississippi’s developing and preserving a project option for new nuclear generation at Grand Gulf Nuclear Station. On October 14, 2014, Entergy Mississippi and the Mississippi Public Utilities Staff entered into and filed a joint stipulation in Entergy Mississippi’s general rate case proceeding, which is discussed above. In consideration of the comprehensive terms for settlement in that rate case proceeding, the Mississippi Public Utilities Staff and Entergy Mississippi agreed that Entergy Mississippi will request consolidation of the new nuclear generation development costs proceeding with the rate case proceeding for hearing purposes and will not further pursue, except as noted below, recovery of the costs deferred by MPSC order in the new nuclear generation development docket. The stipulation states, however, that, if Entergy Mississippi decides to move forward with nuclear development in Mississippi, it can at that time re-present for consideration by the MPSC only those costs directly associated with the existing early site permit (ESP), to the extent that the costs are verifiable and prudent and the ESP is still valid and relevant to any such option pursued. After considering the progress of the new nuclear generation costs proceeding in light of the joint stipulation, Entergy Mississippi recorded in the third quarter 2014 a $60.9 million pre-tax charge to recognize that the regulatory assets associated with new nuclear generation development are no longer probable of recovery. If the MPSC does not ultimately approve all of the provisions agreed to in the October 2014 joint stipulation, however, Entergy Mississippi would continue to pursue recovery of the new nuclear development costs.

Texas Power Price Lawsuit

See the Form 10-K for discussion of this proceeding. In November 2014 the Texas Court of Appeals - First District reversed the state district court's class certification order and dismissed the case holding that the state district court lacked subject matter jurisdiction to address the issues.  Plaintiffs can file a motion for rehearing and/or a petition for review at the Supreme Court of Texas.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 3.  EQUITY  (Entergy Corporation, Entergy Gulf States Louisiana, and Entergy Louisiana)

Common Stock

Earnings per Share

The following table presents Entergy’s basic and diluted earnings per share calculations included on the consolidated income statements:

	For the Three Months Ended September 30,
	2014			2013
	(In Millions, Except Per Share Data)
Basic earnings per share	Income	Shares	$/share	Income	Shares	$/share
Net income attributable to Entergy Corporation	$230.0	179.6	$1.28	$239.9	178.3	$1.35
Average dilutive effect of:
Stock options		0.3	—		0.1	—
Other equity plans		0.6	(0.01)		0.3	(0.01)
Diluted earnings per share	$230.0	180.5	$1.27	$239.9	178.7	$1.34

The number of stock options not included in the calculation of diluted common shares outstanding due to their antidilutive effect was approximately 5.2 million for the three months ended September 30, 2014 and approximately 8.8 million for the three months ended September 30, 2013.

	For the Nine Months Ended September 30,
	2014			2013
	(In Millions, Except Per Share Data)
Basic earnings per share	Income	Shares	$/share	Income	Shares	$/share
Net income attributable to Entergy Corporation	$820.6	179.3	$4.58	$565.0	178.2	$3.17
Average dilutive effect of:
Stock options		0.2	(0.01)		0.1	—
Other equity plans		0.4	(0.01)		0.2	(0.01)
Diluted earnings per share	$820.6	179.9	$4.56	$565.0	178.5	$3.16

The number of stock options not included in the calculation of diluted common shares outstanding due to their antidilutive effect was approximately 6.6 million for the nine months ended September 30, 2014 and approximately 8.9 million for the nine months ended September 30, 2013.

Entergy’s stock options and other equity compensation plans are discussed in Note 5 to the financial statements herein and in Note 12 to the financial statements in the Form 10-K.

Treasury Stock

During the nine months ended September 30, 2014, Entergy Corporation issued 1,527,010 shares of its previously repurchased common stock to satisfy stock option exercises, vesting of shares of restricted stock, and other stock-based awards.  During the nine months ended September 30, 2014, Entergy Corporation repurchased 248,190 shares of its common stock for a total purchase price of $18.3 million.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Retained Earnings

On October 31, 2014, Entergy Corporation’s Board of Directors declared a common stock dividend of $0.83 per share, payable on December 1, 2014 to holders of record as of November 13, 2014.

Comprehensive Income

Accumulated other comprehensive income (loss) is included in the equity section of the balance sheets of Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana.  The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the three months ended September 30, 2014 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, June 30, 2014	($74,767)	($297,460)	$399,480	$3,815	$31,068
Other comprehensive income (loss) before reclassifications	5,783	—	(9,475)	(662)	(4,354)
Amounts reclassified from accumulated other comprehensive income (loss)	(8,271)	2,956	(1,015)	—	(6,330)
Net other comprehensive income (loss) for the period	(2,488)	2,956	(10,490)	(662)	(10,684)
Ending balance, September 30, 2014	($77,255)	($294,504)	$388,990	$3,153	$20,384

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the three months ended September 30, 2013 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, June 30, 2013	$31,520	($571,138)	$262,891	$2,424	($274,303)
Other comprehensive income (loss) before reclassifications	(9,838)	—	45,647	706	36,515
Amounts reclassified from accumulated other comprehensive income (loss)	(21,825)	15,430	653	—	(5,742)
Net other comprehensive income (loss) for the period	(31,663)	15,430	46,300	706	30,773
Ending balance, September 30, 2013	($143)	($555,708)	$309,191	$3,130	($243,530)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the nine months ended September 30, 2014 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, December 31, 2013	($81,777)	($288,223)	$337,256	$3,420	($29,324)
Other comprehensive income (loss) before reclassifications	(114,587)	—	56,056	(267)	(58,798)
Amounts reclassified from accumulated other comprehensive income (loss)	119,109	(6,281)	(4,322)	—	108,506
Net other comprehensive income (loss) for the period	4,522	(6,281)	51,734	(267)	49,708
Ending balance, September 30, 2014	($77,255)	($294,504)	$388,990	$3,153	$20,384

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the nine months ended September 30, 2013 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, December 31, 2012	$79,905	($590,712)	$214,547	$3,177	($293,083)
Other comprehensive income (loss) before reclassifications	(57,376)	—	95,843	(47)	38,420
Amounts reclassified from accumulated other comprehensive income (loss)	(22,672)	35,004	(1,199)	—	11,133
Net other comprehensive income (loss) for the period	(80,048)	35,004	94,644	(47)	49,553
Ending balance, September 30, 2013	($143)	($555,708)	$309,191	$3,130	($243,530)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended September 30, 2014:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance June 30, 2014	($27,943)	($10,224)
Amounts reclassified from accumulated other comprehensive income (loss)	137	(287)
Net other comprehensive income (loss) for the period	137	(287)
Ending balance, September 30, 2014	($27,806)	($10,511)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended September 30, 2013:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance June 30, 2013	($63,312)	($44,771)
Amounts reclassified from accumulated other comprehensive income (loss)	963	684
Net other comprehensive income (loss) for the period	963	684
Ending balance, September 30, 2013	($62,349)	($44,087)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the nine months ended September 30, 2014:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance, December 31, 2013	($28,202)	($9,635)
Amounts reclassified from accumulated other comprehensive income (loss)	396	(876)
Net other comprehensive income (loss) for the period	396	(876)
Ending balance, September 30, 2014	($27,806)	($10,511)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the nine months ended September 30, 2013:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance, December 31, 2012	($65,229)	($46,132)
Amounts reclassified from accumulated other comprehensive income (loss)	2,880	2,045
Net other comprehensive income (loss) for the period	2,880	2,045
Ending balance, September 30, 2013	($62,349)	($44,087)

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the three months ended September 30, 2014 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	$13,000	Competitive business operating revenues
Interest rate swaps	(275)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	12,725
	(4,454)	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	$8,271

Pension and other postretirement liabilities
Amortization of prior-service costs	$5,074	(a)
Amortization of loss	(8,952)	(a)
Settlement loss	(423)	(a)
Total amortization	(4,301)
	1,345	Income taxes
Total amortization (net of tax)	($2,956)

Net unrealized investment gain (loss)
Realized gain (loss)	$1,990	Interest and investment income
	(975)	Income taxes
Total realized investment gain (loss) (net of tax)	$1,015

Total reclassifications for the period (net of tax)	$6,330

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the three months ended September 30, 2013 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	$35,325	Competitive business operating revenues
Interest rate swaps	(389)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	34,936
	(13,111)	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	$21,825

Pension and other postretirement liabilities
Amortization of prior-service costs	$2,414	(a)
Amortization of loss	(17,179)	(a)
Curtailment loss	(1,304)	(a)
Settlement loss	(9,662)	(a)
Total amortization	(25,731)
	10,301	Income taxes
Total amortization (net of tax)	($15,430)

Net unrealized investment gain (loss)
Realized gain (loss)	($1,280)	Interest and investment income
	627	Income taxes
Total realized investment gain (loss) (net of tax)	($653)

Total reclassifications for the period (net of tax)	$5,742

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the nine months ended September 30, 2014 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	($182,275)	Competitive business operating revenues
Interest rate swaps	(970)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	(183,245)
	64,136	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	($119,109)

Pension and other postretirement liabilities
Amortization of prior-service costs	$15,227	(a)
Amortization of loss	(26,903)	(a)
Settlement loss	(2,971)	(a)
Total amortization	(14,647)
	20,928	Income taxes
Total amortization (net of tax)	$6,281

Net unrealized investment gain (loss)
Realized gain (loss)	$8,474	Interest and investment income
	(4,152)	Income taxes
Total realized investment gain (loss) (net of tax)	$4,322

Total reclassifications for the period (net of tax)	($108,506)

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the nine months ended September 30, 2013 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	$37,518	Competitive business operating revenues
Interest rate swaps	(1,193)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	36,325
	(13,653)	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	$22,672

Pension and other postretirement liabilities
Amortization of prior-service costs	$7,175	(a)
Amortization of loss	(53,268)	(a)
Curtailment loss	(1,304)	(a)
Settlement loss	(9,662)	(a)
Total amortization	(57,059)
	22,055	Income taxes
Total amortization (net of tax)	($35,004)

Net unrealized investment gain (loss)
Realized gain (loss)	$2,351	Interest and investment income
	(1,152)	Income taxes
Total realized investment gain (loss) (net of tax)	$1,199

Total reclassifications for the period (net of tax)	($11,133)

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended September 30, 2014 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service costs	$559	$844	(a)
Amortization of loss	(782)	(378)	(a)
Total amortization	(223)	466
	86	(179)	Income tax expense (benefit)
Total amortization (net of tax)	(137)	287

Total reclassifications for the period (net of tax)	($137)	$287

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended September 30, 2013 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service costs	$206	$62	(a)
Amortization of loss	(1,947)	(1,288)	(a)
Total amortization	(1,741)	(1,226)
	778	542	Income tax expense
Total amortization (net of tax)	(963)	(684)

Total reclassifications for the period (net of tax)	($963)	($684)

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the nine months ended September 30, 2014 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service costs	$1,677	$2,533	(a)
Amortization of loss	(2,345)	(1,134)	(a)
Total amortization	(668)	1,399
	272	(523)	Income tax expense (benefit)
Total amortization (net of tax)	(396)	876

Total reclassifications for the period (net of tax)	($396)	$876

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the nine months ended September 30, 2013 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service costs	$617	$186	(a)
Amortization of loss	(5,839)	(3,862)	(a)
Total amortization	(5,222)	(3,676)
	2,342	1,631	Income taxes
Total amortization (net of tax)	(2,880)	(2,045)

Total reclassifications for the period (net of tax)	($2,880)	($2,045)

(a)	These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension cost. See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 4.  REVOLVING CREDIT FACILITIES, LINES OF CREDIT, SHORT-TERM BORROWINGS, AND LONG-TERM DEBT (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy Corporation has in place a credit facility that has a borrowing capacity of $3.5 billion and expires in March 2019.  Entergy Corporation also has the ability to issue letters of credit against 50% of the total borrowing capacity of the credit facility.  The commitment fee is currently 0.275% of the undrawn commitment amount.  Commitment fees and interest rates on loans under the credit facility can fluctuate depending on the senior unsecured debt ratings of Entergy Corporation.  The weighted average interest rate for the nine months ended September 30, 2014 was 1.91% on the drawn portion of the facility.  Following is a summary of the borrowings outstanding and capacity available under the facility as of September 30, 2014.

Capacity	Borrowings	Letters of Credit	Capacity Available
(In Millions)
$3,500	$245	$8	$3,247

Entergy Corporation’s facility requires it to maintain a consolidated debt ratio of 65% or less of its total capitalization.  Entergy is in compliance with this covenant.  If Entergy fails to meet this ratio, or if Entergy Corporation or one of the Utility operating companies (except Entergy New Orleans) defaults on other indebtedness or is in bankruptcy or insolvency proceedings, an acceleration of the facility maturity date may occur.

Entergy Corporation has a commercial paper program with a Board-approved program limit of up to $1.5 billion.  At September 30, 2014, Entergy Corporation had $776 million of commercial paper outstanding.  The weighted-average interest rate for the nine months ended September 30, 2014 was 0.89%.

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas each had credit facilities available as of September 30, 2014 as follows:

Company	Expiration Date	Amount of Facility	Interest Rate (a)	Amount Drawn as of September 30, 2014
Entergy Arkansas	April 2015	$20 million (b)	1.65%	$—
Entergy Arkansas	March 2019	$150 million (c)	1.65%	$—
Entergy Gulf States Louisiana	March 2019	$150 million (d)	1.40%	$—
Entergy Louisiana	March 2019	$200 million (e)	1.40%	$—
Entergy Mississippi	May 2015	$37.5 million (f)	1.65%	$—
Entergy Mississippi	May 2015	$35 million (f)	1.65%	$—
Entergy Mississippi	May 2015	$20 million (f)	1.65%	$—
Entergy Mississippi	May 2015	$10 million (f)	1.65%	$—
Entergy New Orleans	November 2014	$25 million	1.90%	$—
Entergy Texas	March 2019	$150 million (g)	1.65%	$—

(a)	The interest rate is the rate as of September 30, 2014 that would most likely apply to outstanding borrowings under the facility.

(b)	Borrowings under the Entergy Arkansas credit facility may be secured by a security interest in its accounts receivable at Entergy Arkansas’s option.

(c)
The credit facility allows Entergy Arkansas to issue letters of credit against 50% of the borrowing capacity of the facility.  As of September 30, 2014, $4 million in letters of credit were outstanding.

(d)
The credit facility allows Entergy Gulf States Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility.  As of September 30, 2014, $17.9 million in letters of credit were outstanding.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(e)
The credit facility allows Entergy Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility.  As of September 30, 2014, $16.4 million in letters of credit were outstanding.

(f)	Borrowings under the Entergy Mississippi credit facilities may be secured by a security interest in its accounts receivable at Entergy Mississippi’s option.

(g)
The credit facility allows Entergy Texas to issue letters of credit against 50% of the borrowing capacity of the facility.  As of September 30, 2014, $31.4 million in letters of credit were outstanding.

The commitment fees on the credit facilities range from 0.125% to 0.275% of the undrawn commitment amount. Each of the credit facilities requires the Registrant Subsidiary borrower to maintain a debt ratio of 65% or less of its total capitalization.  Each Registrant Subsidiary is in compliance with this covenant.

In addition, Entergy Mississippi and Entergy New Orleans each entered into an uncommitted letter of credit facility in 2013 as a means to post collateral to support its obligations related to MISO. As of September 30, 2014, a $21.8 million letter of credit was outstanding under Entergy Mississippi’s letter of credit facility and an $11.8 million letter of credit was outstanding under Entergy New Orleans’s letter of credit facility. As of September 30, 2014, the letter of credit fee on outstanding letters of credit under the Entergy Mississippi and Entergy New Orleans letter of credit facilities was 1.50%.

The short-term borrowings of the Registrant Subsidiaries are limited to amounts authorized by the FERC.  The current FERC-authorized limits are effective through October 31, 2015.  In addition to borrowings from commercial banks, these companies are authorized under a FERC order to borrow from the Entergy System money pool.  The money pool is an inter-company borrowing arrangement designed to reduce the Utility subsidiaries’ dependence on external short-term borrowings.  Borrowings from the money pool and external short term borrowings combined may not exceed the FERC-authorized limits.  The following are the FERC-authorized limits for short-term borrowings and the outstanding short-term borrowings as of September 30, 2014 (aggregating both money pool and external short-term borrowings) for the Registrant Subsidiaries:

	Authorized	Borrowings
	(In Millions)
Entergy Arkansas	$250	$64
Entergy Gulf States Louisiana	$200	$—
Entergy Louisiana	$250	$8
Entergy Mississippi	$175	$—
Entergy New Orleans	$100	$—
Entergy Texas	$200	$—
System Energy	$200	$—

Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy Texas, and System Energy have obtained long-term financing authorizations from the FERC that extend through October 2015. Entergy Arkansas has obtained long-term financing authorization from the APSC that extends through December 2015. Entergy New Orleans has obtained long-term financing authorization from the City Council that extends through July 2016.

Variable Interest Entities (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

See Note 18 to the financial statements in the Form 10-K for a discussion of the consolidation of the nuclear fuel company variable interest entities (VIE).  The nuclear fuel company variable interest entities have credit facilities and also issue commercial paper to finance the acquisition and ownership of nuclear fuel as follows as of September 30, 2014:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Company	Expiration Date	Amount of Facility	Weighted Average Interest Rate on Borrowings (a)	Amount Outstanding as of September 30, 2014
		(Dollars in Millions)
Entergy Arkansas VIE	June 2016	$85	1.58%	$8.0
Entergy Gulf States Louisiana VIE	June 2016	$100	n/a	$—
Entergy Louisiana VIE	June 2016	$90	1.46%	$66.4
System Energy VIE	June 2016	$125	1.60%	$40.9

(a)
Includes letter of credit fees and bank fronting fees on commercial paper issuances by the nuclear fuel company variable interest entities for Entergy Arkansas, Entergy Louisiana, and System Energy.  The nuclear fuel company variable interest entity for Entergy Gulf States Louisiana does not issue commercial paper, but borrows directly on its bank credit facility.

Amounts outstanding on the Entergy Gulf States Louisiana nuclear fuel company variable interest entity’s credit facility, if any, are included in long-term debt on its balance sheet and commercial paper outstanding for the other nuclear fuel company variable interest entities is classified as a current liability on the respective balance sheets.  The commitment fees on the credit facilities are 0.10% of the undrawn commitment amount for the Entergy Louisiana and Entergy Gulf States Louisiana VIEs and 0.125% of the undrawn commitment amount for the Entergy Arkansas and System Energy VIEs.  Each credit facility requires the respective lessee of nuclear fuel (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, or Entergy Corporation as guarantor for System Energy) to maintain a consolidated debt ratio of 70% or less of its total capitalization.

The nuclear fuel company variable interest entities had notes payable that are included in debt on the respective balance sheets as of September 30, 2014 as follows:

Company	Description	Amount
Entergy Arkansas VIE	3.23% Series J due July 2016	$55 million
Entergy Arkansas VIE	2.62% Series K due December 2017	$60 million
Entergy Arkansas VIE	3.65% Series L due July 2021	$90 million
Entergy Gulf States Louisiana VIE	3.25% Series Q due July 2017	$75 million
Entergy Gulf States Louisiana VIE	3.38% Series R due August 2020	$70 million
Entergy Louisiana VIE	3.30% Series F due March 2016	$20 million
Entergy Louisiana VIE	3.25% Series G due July 2017	$25 million
Entergy Louisiana VIE	3.92% Series H due February 2021	$40 million
System Energy VIE	5.33% Series G due April 2015	$60 million
System Energy VIE	4.02% Series H due February 2017	$50 million
System Energy VIE	3.78% Series I due October 2018	$85 million

In accordance with regulatory treatment, interest on the nuclear fuel company variable interest entities’ credit facilities, commercial paper, and long-term notes payable is reported in fuel expense.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Debt Issuances and Redemptions

(Entergy Arkansas)

In March 2014, Entergy Arkansas issued $375 million of 3.70% Series first mortgage bonds due June 2024. Entergy Arkansas used the proceeds to pay, prior to maturity, its $250 million term loan, to pay, prior to maturity, its $115 million of 5.0% Series first mortgage bonds due July 2018, and for general corporate purposes.

In July 2014 the Entergy Arkansas nuclear fuel trust variable interest entity issued $90 million of 3.65% Series L notes due July 2021. The Entergy Arkansas nuclear fuel trust variable interest entity used the proceeds to pay, at maturity, its $70 million of 5.69% Series I notes due July 2014 and to purchase additional nuclear fuel.

(Entergy Gulf States Louisiana)

In July 2014, Entergy Gulf States Louisiana issued $110 million of 3.78% Series first mortgage bonds due April 2025. Entergy Gulf States Louisiana used the proceeds to re-establish and replenish its storm damage escrow reserves and for general corporate purposes.

(Entergy Louisiana)

In February 2014 the Entergy Louisiana nuclear fuel company variable interest entity issued $40 million of 3.92% Series H Notes due February 2021. The Entergy Louisiana nuclear fuel company variable interest entity used the proceeds to purchase additional nuclear fuel.

In June 2014, Entergy Louisiana issued $170 million of 5% Series first mortgage bonds due July 2044. Entergy Louisiana used the proceeds to pay, prior to maturity, its $70 million of 6.4% Series first mortgage bonds due October 2034 and to pay, prior to maturity, its $100 million of 6.3% Series first mortgage bonds due September 2035.

In July 2014, Entergy Louisiana issued $190 million of 3.78% Series first mortgage bonds due April 2025. Entergy Louisiana used the proceeds to re-establish and replenish its storm damage escrow reserves and for general corporate purposes.

In July 2014 the Entergy Louisiana nuclear fuel company variable interest entity redeemed, at maturity, its $50 million of 5.69% Series E Notes.

(Entergy Mississippi)

In March 2014, Entergy Mississippi issued $100 million of 3.75% Series first mortgage bonds due July 2024. Entergy Mississippi used the proceeds to pay, prior to maturity, its $95 million of 4.95% Series first mortgage bonds due June 2018 and for general corporate purposes.

(Entergy Texas)

In May 2014, Entergy Texas issued $135 million of 5.625% Series first mortgage bonds due June 2064. Entergy Texas used the proceeds to pay, prior to maturity, a portion of its $150 million of 7.875% Series first mortgage bonds due June 2039.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Fair Value

The book value and the fair value of long-term debt for Entergy Corporation and the Registrant Subsidiaries as of September 30, 2014 are as follows:

	Book Value of Long-Term Debt	Fair Value of Long-Term Debt (a) (b)
	(In Thousands)
Entergy	$12,748,708	$12,872,518
Entergy Arkansas	$2,429,578	$2,244,612
Entergy Gulf States Louisiana	$1,622,755	$1,746,041
Entergy Louisiana	$3,368,934	$3,414,414
Entergy Mississippi	$1,058,806	$1,098,397
Entergy New Orleans	$225,886	$226,115
Entergy Texas	$1,490,216	$1,641,839
System Energy	$710,777	$672,972

(a)
The values exclude lease obligations of $128 million at Entergy Louisiana and $51 million at System Energy, long-term DOE obligations of $181 million at Entergy Arkansas, and the note payable to NYPA of $97 million at Entergy, and include debt due within one year.

(b)
Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 8 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

The book value and the fair value of long-term debt for Entergy Corporation and the Registrant Subsidiaries as of December 31, 2013 were as follows:

	Book Value of Long-Term Debt	Fair Value of Long-Term Debt (a) (b)
	(In Thousands)
Entergy	$12,596,244	$12,439,785
Entergy Arkansas	$2,405,802	$2,142,527
Entergy Gulf States Louisiana	$1,527,465	$1,631,308
Entergy Louisiana	$3,219,516	$3,148,877
Entergy Mississippi	$1,053,670	$1,067,006
Entergy New Orleans	$225,944	$217,692
Entergy Texas	$1,556,939	$1,726,623
System Energy	$757,436	$664,890

(a)
The values exclude lease obligations of $149 million at Entergy Louisiana and $97 million at System Energy, long-term DOE obligations of $181 million at Entergy Arkansas, and the note payable to NYPA of $95 million at Entergy, and include debt due within one year.

(b)
Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 8 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 5.  STOCK-BASED COMPENSATION (Entergy Corporation)

Entergy grants stock awards, which are described more fully in Note 12 to the financial statements in the Form 10-K.  Awards under Entergy’s plans generally vest over three years.

Stock Options

Entergy granted 611,700 stock options during the first quarter 2014 with a weighted-average fair value of $8.71 per option.  At September 30, 2014, there are 8,785,130 stock options outstanding with a weighted-average exercise price of $81.23.  The intrinsic value, which has no effect on net income, of the outstanding stock options is calculated by the difference in the weighted average exercise price of the stock options granted and Entergy Corporation’s common stock price as of September 30, 2014.  Because Entergy’s stock price at September 30, 2014 is less than the weighted average exercise price, the aggregate intrinsic value of the stock options outstanding as of September 30, 2014 is zero. The intrinsic value of “in the money” stock options is $4.8 million as of September 30, 2014.

The following table includes financial information for stock options for the third quarters of 2014 and 2013:

	2014	2013
	(In Millions)
Compensation expense included in Entergy’s net income	$1.0	$1.0
Tax benefit recognized in Entergy’s net income	$0.4	$0.4
Compensation cost capitalized as part of fixed assets and inventory	$0.2	$0.2

The following table includes financial information for stock options for the nine months ended September 30, 2014 and 2013:

	2014	2013
	(In Millions)
Compensation expense included in Entergy’s net income	$3.1	$3.2
Tax benefit recognized in Entergy’s net income	$1.2	$1.3
Compensation cost capitalized as part of fixed assets and inventory	$0.5	$0.6

Other Equity Plans

In January 2014 the Board approved and Entergy granted 352,600 restricted stock awards and 226,792 long-term incentive awards under the 2011 Equity Ownership and Long-term Cash Incentive Plan.  The restricted stock awards were made effective as of January 30, 2014 and were valued at $63.17 per share, which was the closing price of Entergy’s common stock on that date.  One-third of the restricted stock awards will vest upon each anniversary of the grant date.  The long-term incentive awards are granted in the form of performance units, which are equal to the cash value of shares of Entergy Corporation at the end of the performance period, which is the last day of the year.  The performance units were made effective as of January 30, 2014 and were valued at $67.16 per share.  Entergy considers various factors, primarily market conditions, in determining the value of the performance units.  Shares of the restricted stock awards have the same dividend and voting rights as other common stock, are considered issued and outstanding shares of Entergy upon vesting, and are expensed ratably over the 3-year vesting period.  Shares of the performance units have the same dividend rights as other common stock, are considered issued and outstanding shares of Entergy upon vesting, and are expensed ratably over the 3-year vesting period.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table includes financial information for other equity plans for the third quarters of 2014 and 2013:

	2014	2013
	(In Millions)
Compensation expense included in Entergy’s net income	$7.6	$5.7
Tax benefit recognized in Entergy’s net income	$2.9	$2.2
Compensation cost capitalized as part of fixed assets and inventory	$1.2	$0.9

The following table includes financial information for other equity plans for the nine months ended September 30, 2014 and 2013:

	2014	2013
	(In Millions)
Compensation expense included in Entergy’s net income	$22.7	$17.5
Tax benefit recognized in Entergy’s net income	$8.8	$6.8
Compensation cost capitalized as part of fixed assets and inventory	$3.5	$2.7

NOTE 6.  RETIREMENT AND OTHER POSTRETIREMENT BENEFITS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Components of Qualified Net Pension Cost

Entergy’s qualified pension cost, including amounts capitalized, for the third quarters of 2014 and 2013, included the following components:

	2014	2013
	(In Thousands)
Service cost - benefits earned during the period	$35,109	$43,542
Interest cost on projected benefit obligation	72,519	65,464
Expected return on assets	(90,366)	(81,898)
Amortization of prior service cost	400	531
Amortization of loss	36,274	54,156
Curtailment loss	—	1,304
Net pension costs	$53,936	$83,099

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s qualified pension cost, including amounts capitalized, for the nine months ended September 30, 2014 and 2013, included the following components:

	2014	2013
	(In Thousands)
Service cost - benefits earned during the period	$105,327	$131,644
Interest cost on projected benefit obligation	217,557	195,996
Expected return on assets	(271,098)	(245,394)
Amortization of prior service cost	1,200	1,665
Amortization of loss	108,822	164,058
Curtailment loss	—	1,304
Special termination benefit	732	—
Net pension costs	$162,540	$249,273

The Registrant Subsidiaries’ qualified pension cost, including amounts capitalized, for their employees for the third quarters of 2014 and 2013, included the following components:

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$5,023	$2,881	$3,546	$1,523	$666	$1,285	$1,446
Interest cost on projected
benefit obligation	14,884	7,278	9,467	4,318	2,041	4,437	3,390
Expected return on assets	(18,305)	(9,488)	(11,449)	(5,698)	(2,505)	(5,931)	(4,155)
Amortization of loss	8,989	3,981	6,131	2,354	1,449	2,339	2,375
Net pension cost	$10,591	$4,652	$7,695	$2,497	$1,651	$2,130	$3,056

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$6,371	$3,599	$4,334	$1,842	$832	$1,637	$1,836
Interest cost on projected
benefit obligation	13,550	6,657	8,644	3,930	1,849	4,055	3,016
Expected return on assets	(16,717)	(8,734)	(10,454)	(5,279)	(2,270)	(5,566)	(4,299)
Amortization of prior service cost	6	2	21	2	—	2	3
Amortization of loss	12,544	5,933	8,727	3,344	2,011	3,373	2,429
Net pension cost	$15,754	$7,457	$11,272	$3,839	$2,422	$3,501	$2,985

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ qualified pension cost, including amounts capitalized, for their employees for the nine months ended September 30, 2014 and 2013, included the following components:

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$15,069	$8,643	$10,638	$4,569	$1,998	$3,855	$4,338
Interest cost on projected
benefit obligation	44,652	21,834	28,401	12,954	6,123	13,311	10,170
Expected return on assets	(54,915)	(28,464)	(34,347)	(17,094)	(7,515)	(17,793)	(12,465)
Amortization of loss	26,967	11,943	18,393	7,062	4,347	7,017	7,125
Net pension cost	$31,773	$13,956	$23,085	$7,491	$4,953	$6,390	$9,168

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$19,113	$10,797	$13,002	$5,526	$2,496	$4,911	$5,508
Interest cost on projected
benefit obligation	40,650	19,971	25,932	11,790	5,547	12,165	9,048
Expected return on assets	(50,151)	(26,202)	(31,362)	(15,837)	(6,810)	(16,698)	(12,897)
Amortization of prior service
cost	18	6	63	6	—	6	9
Amortization of loss	37,631	17,800	26,181	10,032	6,033	10,118	7,286
Net pension cost	$47,261	$22,372	$33,816	$11,517	$7,266	$10,502	$8,954

Non-Qualified Net Pension Cost

Entergy recognized $6.5 million and $33.1 million in pension cost for its non-qualified pension plans in the third quarters of 2014 and 2013, respectively. Reflected in the pension cost for non-qualified pension plans in the third quarters of 2014 and 2013, respectively, is a $2.3 million and a $28.1 million settlement charge related to the payment of lump sum benefits out of the plan. Entergy recognized $25.6 million and $44.1 million in pension cost for its non-qualified pension plans for the nine months ended September 30, 2014 and 2013, respectively. Reflected in the pension costs for non-qualified pension plans for the nine months ended September 30, 2014 and 2013, respectively, is a $12.5 million and a $28.1 million settlement charge related to the payment of lump sum benefits out of the plan.

The Registrant Subsidiaries recognized the following pension cost for their employees for their non-qualified pension plans in the third quarters of 2014 and 2013:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Non-qualified pension cost third quarter 2014	$377	$32	$1	$47	$24	$129
Non-qualified pension cost third quarter 2013	$121	$38	$3	$46	$22	$560

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries recognized the following pension cost for their employees for their non-qualified pension plans for the nine months ended September 30, 2014 and 2013:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Non-qualified pension cost nine months ended September 30, 2014	$657	$98	$4	$143	$70	$373
Non-qualified pension cost nine months ended September 30, 2013	$326	$113	$9	$139	$68	$857

Reflected in Entergy Arkansas’s non-qualified pension costs in the third quarters of 2014 and 2013, respectively, are $274 thousand and$19 thousand in settlement charges related to the payment of lump sum benefits out of the plan. Reflected in Entergy Arkansas’s non-qualified pension costs for the nine months ended September 30, 2014 and 2013, respectively, are $337 thousand and $19 thousand in settlement charges related to the payment of lump sum benefits out of the plan. Reflected in Entergy Texas’s non-qualified pension costs in the third quarters of 2014 and 2013, respectively, are $10 thousand and $415 thousand in settlement charges related to the payment of lump sum benefits out of the plan. Reflected in Entergy Texas’s non-qualified pension costs for the nine months ended September 30, 2014 and 2013, respectively, are $16 thousand and $415 thousand in settlement charges related to the payment of lump sum benefits out of the plan.

Components of Net Other Postretirement Benefit Cost

Entergy’s other postretirement benefit cost, including amounts capitalized, for the third quarters of 2014 and 2013, included the following components:

	2014	2013
	(In Thousands)
Service cost - benefits earned during the period	$10,873	$18,917
Interest cost on accumulated postretirement benefit obligation (APBO)	17,960	19,766
Expected return on assets	(11,197)	(9,950)
Amortization of prior service credit	(7,898)	(3,334)
Amortization of loss	2,786	11,304
Net other postretirement benefit cost	$12,524	$36,703

Entergy’s other postretirement benefit cost, including amounts capitalized, for the nine months ended September 30, 2014 and 2013, included the following components:

	2014	2013
	(In Thousands)
Service cost - benefits earned during the period	$32,619	$56,751
Interest cost on accumulated postretirement benefit obligation (APBO)	53,880	59,298
Expected return on assets	(33,591)	(29,850)
Amortization of prior service credit	(23,694)	(10,002)
Amortization of loss	8,358	33,912
Net other postretirement benefit cost	$37,572	$110,109

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ other postretirement benefit cost, including amounts capitalized, for their employees for the third quarters of 2014 and 2013, included the following components:

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$1,489	$1,224	$1,130	$475	$217	$595	$515
Interest cost on APBO	3,065	2,095	2,066	914	701	1,413	653
Expected return on assets	(4,784)	—	—	(1,443)	(1,119)	(2,590)	(932)
Amortization of prior service
credit	(610)	(559)	(844)	(229)	(177)	(325)	(206)
Amortization of loss	317	303	378	37	14	200	111
Net other postretirement
benefit cost	($523)	$3,063	$2,730	($246)	($364)	($707)	$141

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$2,414	$2,001	$2,172	$819	$447	$950	$907
Interest cost on APBO	3,360	2,226	2,349	1,074	785	1,515	729
Expected return on assets	(4,149)	—	—	(1,317)	(1,014)	(2,321)	(825)
Amortization of prior service
cost/(credit)	(133)	(206)	(62)	(35)	10	(107)	(16)
Amortization of loss	2,041	1,173	1,288	662	396	976	479
Net other postretirement
benefit cost	$3,533	$5,194	$5,747	$1,203	$624	$1,013	$1,274

The Registrant Subsidiaries’ other postretirement benefit cost, including amounts capitalized, for their employees for the nine months ended September 30, 2014 and 2013, included the following components:

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$4,467	$3,672	$3,390	$1,425	$651	$1,785	$1,545
Interest cost on APBO	9,195	6,285	6,198	2,742	2,103	4,239	1,959
Expected return on assets	(14,352)	—	—	(4,329)	(3,357)	(7,770)	(2,796)
Amortization of prior service
credit	(1,830)	(1,677)	(2,532)	(687)	(531)	(975)	(618)
Amortization of loss	951	909	1,134	111	42	600	333
Net other postretirement
benefit cost	($1,569)	$9,189	$8,190	($738)	($1,092)	($2,121)	$423

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$7,242	$6,003	$6,516	$2,457	$1,341	$2,850	$2,721
Interest cost on APBO	10,080	6,678	7,047	3,222	2,355	4,545	2,187
Expected return on assets	(12,447)	—	—	(3,951)	(3,042)	(6,963)	(2,475)
Amortization of prior service
cost/(credit)	(399)	(618)	(186)	(105)	30	(321)	(48)
Amortization of loss	6,124	3,520	3,862	1,987	1,189	2,927	1,437
Net other postretirement
benefit cost	$10,600	$15,583	$17,239	$3,610	$1,873	$3,038	$3,822

Reclassification out of Accumulated Other Comprehensive Income

Entergy and the Registrant Subsidiaries reclassified the following costs out of accumulated other comprehensive income (before taxes and including amounts capitalized) for the third quarters of 2014 and 2013:

2014	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service cost	($389)	$5,570	($107)	$5,074
Amortization of loss	(6,734)	(1,673)	(545)	(8,952)
Settlement loss	—	—	(423)	(423)
	($7,123)	$3,897	($1,075)	($4,301)
Entergy Gulf States Louisiana
Amortization of prior service cost	$—	$559	$—	$559
Amortization of loss	(478)	(303)	(1)	(782)
	($478)	$256	($1)	($223)
Entergy Louisiana
Amortization of prior service cost	$—	$844	$—	$844
Amortization of loss	—	(378)	—	(378)
	$—	$466	$—	$466

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2013	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service cost	($466)	$3,007	($127)	$2,414
Amortization of loss	(11,050)	(5,485)	(644)	(17,179)
Curtailment loss	(1,304)	—	—	(1,304)
Settlement loss	—	—	(9,662)	(9,662)
	($12,820)	($2,478)	($10,433)	($25,731)
Entergy Gulf States Louisiana
Amortization of prior service cost	$—	$206	$—	$206
Amortization of loss	(772)	(1,173)	(2)	(1,947)
	($772)	($967)	($2)	($1,741)
Entergy Louisiana
Amortization of prior service cost	$—	$62	$—	$62
Amortization of loss	—	(1,288)	—	(1,288)
	$—	($1,226)	$—	($1,226)

Entergy and the Registrant Subsidiaries reclassified the following costs out of accumulated other comprehensive income (before taxes and including amounts capitalized) for the nine months ended September 30, 2014 and 2013:

2014	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service cost	($1,167)	$16,711	($317)	$15,227
Amortization of loss	(20,202)	(5,019)	(1,682)	(26,903)
Settlement loss	—	—	(2,971)	(2,971)
	($21,369)	$11,692	($4,970)	($14,647)
Entergy Gulf States Louisiana
Amortization of prior service cost	$—	$1,677	$—	$1,677
Amortization of loss	(1,433)	(909)	(3)	(2,345)
	($1,433)	$768	($3)	($668)
Entergy Louisiana
Amortization of prior service cost	$—	$2,533	$—	$2,533
Amortization of loss	—	(1,134)	—	(1,134)
	$—	$1,399	$—	$1,399

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2013	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service cost	($1,472)	$9,022	($375)	$7,175
Amortization of loss	(34,740)	(16,455)	(2,073)	(53,268)
Curtailment loss	(1,304)	—	—	(1,304)
Settlement loss	—	—	(9,662)	(9,662)
	($37,516)	($7,433)	($12,110)	($57,059)
Entergy Gulf States Louisiana
Amortization of prior service cost	($1)	$618	$—	$617
Amortization of loss	(2,314)	(3,520)	(5)	(5,839)
	($2,315)	($2,902)	($5)	($5,222)
Entergy Louisiana
Amortization of prior service cost	$—	$186	$—	$186
Amortization of loss	—	(3,862)	—	(3,862)
	$—	($3,676)	$—	($3,676)

Employer Contributions

Based on current assumptions, Entergy expects to contribute $399 million to its qualified pension plans in 2014.  As of September 30, 2014, Entergy had contributed $320 million to its pension plans.  Based on current assumptions, the Registrant Subsidiaries expect to contribute the following to qualified pension plans for their employees in 2014:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Expected 2014 pension contributions	$95,464	$30,176	$54,549	$21,839	$10,509	$17,072	$21,158
Pension contributions made through September 2014	$76,371	$24,217	$43,475	$17,455	$8,408	$13,793	$16,989
Remaining estimated pension contributions to be made in 2014	$19,093	$5,959	$11,074	$4,384	$2,101	$3,279	$4,169

NOTE 7.  BUSINESS SEGMENT INFORMATION (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy Corporation

Entergy’s reportable segments as of September 30, 2014 are Utility and Entergy Wholesale Commodities.  Utility includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Louisiana, Mississippi, and Texas, and natural gas utility service in portions of Louisiana.  Entergy Wholesale Commodities includes the ownership and operation of six nuclear power plants located in the northern United States and the sale of the electric power produced by those plants to wholesale customers.  Entergy Wholesale Commodities

Entergy Corporation and Subsidiaries
Notes to Financial Statements

also includes the ownership of interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers.  “All Other” includes the parent company, Entergy Corporation, and other business activity.

Entergy’s segment financial information for the third quarters of 2014 and 2013 is as follows:

	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Entergy
	(In Thousands)
2014
Operating revenues	$2,852,088	$605,740	$275	$7	$3,458,110
Income taxes (benefit)	$172,188	$2,303	($12,726)	$—	$161,765
Consolidated net income (loss)	$315,263	($32,678)	($14,793)	($32,876)	$234,916
2013
Operating revenues	$2,732,482	$623,321	$787	($4,631)	$3,351,959
Income taxes (benefit)	$170,816	($107,337)	($38,926)	$—	$24,553
Consolidated net income (loss)	$352,303	($92,828)	$11,102	($26,395)	$244,182

Entergy’s segment financial information for the nine months ended September 30, 2014 and 2013 is as follows:

	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Entergy
	(In Thousands)
2014
Operating revenues	$7,566,187	$2,095,752	$1,765	($101)	$9,663,603
Income taxes (benefit)	$410,135	$140,777	($43,438)	$—	$507,474
Consolidated net income (loss)	$732,838	$236,255	($47,869)	($85,974)	$835,250
2013
Operating revenues	$6,948,258	$1,770,577	$2,775	($22,569)	$8,699,041
Income taxes (benefit)	$340,817	($64,968)	($61,647)	$—	$214,202
Consolidated net income (loss)	$680,694	$818	($23,107)	($79,185)	$579,220

Businesses marked with * are sometimes referred to as the “competitive businesses.”  Eliminations are primarily intersegment activity. Almost all of Entergy’s goodwill is related to the Utility segment.

Registrant Subsidiaries

Each of the Registrant Subsidiaries has one reportable segment, which is an integrated utility business, except for System Energy, which is an electricity generation business.  Each of the Registrant Subsidiaries’ operations is managed on an integrated basis by that company because of the substantial effect of cost-based rates and regulatory oversight on the business process, cost structures, and operating results.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 8.  RISK MANAGEMENT AND FAIR VALUES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Market Risk

In the normal course of business, Entergy is exposed to a number of market risks.  Market risk is the potential loss that Entergy may incur as a result of changes in the market or fair value of a particular commodity or instrument.  All financial and commodity-related instruments, including derivatives, are subject to market risk including commodity price risk, equity price, and interest rate risk.  Entergy uses derivatives primarily to mitigate commodity price risk, particularly power price and fuel price risk.

The Utility has limited exposure to the effects of market risk because it operates primarily under cost-based rate regulation.  To the extent approved by their retail regulators, the Utility operating companies use derivative instruments to hedge the exposure to price volatility inherent in their purchased power, fuel, and gas purchased for resale costs that are recovered from customers.

As a wholesale generator, Entergy Wholesale Commodities’ core business is selling energy, measured in MWh, to its customers.  Entergy Wholesale Commodities enters into forward contracts with its customers and also sells energy and capacity in the day ahead or spot markets.  In addition to its forward physical power contracts, Entergy Wholesale Commodities also uses a combination of financial contracts, including swaps, collars, and options, to mitigate commodity price risk.  When the market price falls, the combination of instruments is expected to settle in gains that offset lower revenue from generation, which results in a more predictable cash flow.

Entergy’s exposure to market risk is determined by a number of factors, including the size, term, composition, and diversification of positions held, as well as market volatility and liquidity.  For instruments such as options, the time period during which the option may be exercised and the relationship between the current market price of the underlying instrument and the option’s contractual strike or exercise price also affects the level of market risk.  A significant factor influencing the overall level of market risk to which Entergy is exposed is its use of hedging techniques to mitigate such risk.  Hedging instruments and volumes are chosen based on ability to mitigate risk associated with future energy and capacity prices; however, other considerations are factored into hedge product and volume decisions including corporate liquidity, corporate credit ratings, counterparty credit risk, hedging costs, firm settlement risk, and product availability in the marketplace.  Entergy manages market risk by actively monitoring compliance with stated risk management policies as well as monitoring the effectiveness of its hedging policies and strategies.  Entergy’s risk management policies limit the amount of total net exposure and rolling net exposure during the stated periods.  These policies, including related risk limits, are regularly assessed to ensure their appropriateness given Entergy’s objectives.

Derivatives

Some derivative instruments are classified as cash flow hedges due to their financial settlement provisions while others are classified as normal purchase/normal sale transactions due to their physical settlement provisions.  Normal purchase/normal sale risk management tools include power purchase and sales agreements, fuel purchase agreements, capacity contracts, and tolling agreements.  Financially-settled cash flow hedges can include natural gas and electricity swaps and options and interest rate swaps.  Entergy may enter into financially-settled swap and option contracts to manage market risk that may or may not be designated as hedging instruments.

Entergy enters into derivatives to manage natural risks inherent in its physical or financial assets or liabilities.  The maximum length of time over which Entergy is currently hedging the variability in future cash flows with derivatives for forecasted power transactions at September 30, 2014 is approximately 2.25 years.  Planned generation currently under contract from Entergy Wholesale Commodities nuclear power plants is 75% for the remainder of 2014, of which approximately 60% is sold under financial derivatives and the remainder under normal purchase/normal sale contracts.  Total planned generation for the remainder of 2014 is 10 TWh.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy manages fuel price volatility for its Louisiana jurisdictions (Entergy Gulf States Louisiana, Entergy Louisiana, and Entergy New Orleans) and Entergy Mississippi through the purchase of short-term natural gas swaps that financially settle against NYMEX futures.  These swaps are marked-to-market through fuel expense with offsetting regulatory assets or liabilities.  All benefits or costs of the program are recorded in fuel costs.  The notional volumes of these swaps are based on a portion of projected annual exposure to gas for electric generation and projected winter purchases for gas distribution at Entergy Gulf States Louisiana and Entergy New Orleans.  The total volume of natural gas swaps outstanding as of September 30, 2014 is 19,999,000 MMBtu for Entergy, 9,400,000 MMBtu for Entergy Gulf States Louisiana, 6,690,000 MMBtu for Entergy Louisiana, 2,670,000 MMBtu for Entergy Mississippi, and 1,239,000 MMBtu for Entergy New Orleans.  Credit support for these natural gas swaps is covered by master agreements that do not require collateralization based on mark-to-market value, but do carry adequate assurance language that may lead to collateralization requests.

During the second quarter 2014, Entergy participated in the annual FTR auction process for the MISO planning year of June 1, 2014 through May 31, 2015. FTRs are derivative instruments which represent economic hedges of future congestion charges that will be incurred in serving Entergy’s customer load. They are not designated as hedging instruments. Entergy initially records FTRs at their estimated fair value and subsequently adjusts the carrying value to their estimated fair value at the end of each accounting period prior to settlement. Unrealized gains or losses on FTRs held by Entergy Wholesale Commodities are included in operating revenues. The Utility operating companies recognize regulatory liabilities or assets for unrealized gains or losses on FTRs. The total volume of FTRs outstanding as of September 30, 2014 is 73,378 GWh for Entergy, including 15,935 GWh for Entergy Arkansas, 16,199 GWh for Entergy Gulf States Louisiana, 16,991 GWh for Entergy Louisiana, 9,032 GWh for Entergy Mississippi, 5,846 GWh for Entergy New Orleans, and 9,264 GWh for Entergy Texas. Credit support for FTRs held by the Utility operating companies is covered by cash or letters of credit issued by each Utility operating company as required by MISO. Credit support for FTRs held by Entergy Wholesale Commodities is covered by cash. As of September 30, 2014, no cash collateral was required to be posted.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of September 30, 2014 are shown in the table below.  Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)
Derivatives designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$118	($117)	$1	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$21	($16)	$5	Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$206	($145)	$61	Entergy Wholesale Commodities
Electricity swaps and options	Other non-current liabilities (non-current portion)	$33	($14)	$19	Entergy Wholesale Commodities
Derivatives not designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$93	($82)	$11	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$8	($8)	$—	Entergy Wholesale Commodities
FTRs	Prepayments and other	$92	($9)	$83	Utility and Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities(current portion)	$78	($54)	$24	Entergy Wholesale Commodities
Electricity swaps and options	Other non-current liabilities (non-current portion)	$14	($10)	$4	Entergy Wholesale Commodities
Natural gas swaps	Other current liabilities	$1	$—	$1	Utility

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of December 31, 2013 are shown in the table below.  Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)
Derivatives designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$118	($99)	$19	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$17	($17)	$—	Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$197	($131)	$66	Entergy Wholesale Commodities
Electricity swaps and options	Other non-current liabilities (non-current portion)	$46	($17)	$29	Entergy Wholesale Commodities
Derivatives not designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$177	($122)	$55	Entergy Wholesale Commodities
Natural gas swaps	Prepayments and other	$6	$—	$6	Utility
FTRs	Prepayments and other	$36	($2)	$34	Utility and Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$201	($89)	$112	Entergy Wholesale Commodities

(a)	Represents the gross amounts of recognized assets/liabilities

(b)	Represents the netting of fair value balances with the same counterparty

(c)	Represents the net amounts of assets /liabilities presented on the Entergy Consolidated Balance Sheets

(d)	Excludes cash collateral in the amounts of $4 million posted as of September 30, 2014 and $47 million posted and $4 million held as of December 31, 2013, respectively

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effect of Entergy’s derivative instruments designated as cash flow hedges on the consolidated income statements for the three months ended September 30, 2014 and 2013 are as follows:

Instrument	Amount of gain (loss) recognized in other comprehensive income	Income Statement location	Amount of gain reclassified from AOCI into income
	(In Millions)		(In Millions)
2014
Electricity swaps and options	$8	Competitive businesses operating revenues	$13

2013
Electricity swaps and options	($4)	Competitive businesses operating revenues	$35

The effect of Entergy’s derivative instruments designated as cash flow hedges on the consolidated income statements for the nine months ended September 30, 2014 and 2013 are as follows:

Instrument	Amount of loss recognized in other comprehensive income	Income Statement location	Amount of gain (loss) reclassified from AOCI into income
	(In Millions)		(In Millions)
2014
Electricity swaps and options	($177)	Competitive businesses operating revenues	($182)

2013
Electricity swaps and options	($78)	Competitive businesses operating revenues	$38

Electricity over-the-counter instruments that financially settle against day-ahead power pool prices are used to manage price exposure for Entergy Wholesale Commodities generation.  Unrealized gains or losses recorded in other comprehensive income result from hedging power output at the Entergy Wholesale Commodities power plants.  The related gains or losses from hedging power are included in operating revenues when realized. Gains totaling approximately $13 million and $35 million were realized on the maturity of cash flow hedges, before taxes of $5 million and $13 million, for the three months ended September 30, 2014 and 2013, respectively. Gains (losses) totaling approximately ($182) million and $38 million were realized on the maturity of cash flow hedges, before taxes (benefit) of ($64) million and $14 million, for the nine months ended September 30, 2014 and 2013, respectively. The change in fair value of Entergy’s cash flow hedges due to ineffectiveness during the three months ended September 30, 2014 and 2013 was ($1.0) million and ($1.8) million, respectively. The change in fair value of Entergy’s cash flow hedges due to ineffectiveness during the nine months ended September 30, 2014 and 2013 was $0.8 million and ($2.3) million, respectively. The ineffective portion of cash flow hedges is recorded in competitive businesses operating revenues.

Based on market prices as of September 30, 2014, unrealized losses recorded in AOCI on cash flow hedges relating to power sales totaled ($113) million of net unrealized losses.  Approximately ($96) million is expected to be reclassified from AOCI to operating revenues in the next twelve months.  The actual amount reclassified from AOCI, however, could vary due to future changes in market prices.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Certain of the agreements to sell the power produced by Entergy Wholesale Commodities power plants contain provisions that require an Entergy subsidiary to provide collateral to secure its obligations when the current market prices exceed the contracted power prices.  The primary form of collateral to satisfy these requirements is an Entergy Corporation guarantee.  As of September 30, 2014, derivative contracts with nine counterparties were in a liability position (approximately $96 million total). In addition to the corporate guarantee, $4 million in cash collateral was required to be posted. As of September 30, 2013, derivative contracts with five counterparties were in a liability position (approximately $32 million total), but were significantly below the amount of the guarantee provided under the contract and no cash collateral was required. If the Entergy Corporation credit rating falls below investment grade, the effect of the corporate guarantee is typically ignored and Entergy would have to post collateral equal to the estimated outstanding liability under the contract at the applicable date.

Entergy may effectively liquidate a cash flow hedge instrument by entering into a contract offsetting the original hedge, and then de-designating the original hedge in this situation.  Gains or losses accumulated in other comprehensive income prior to de-designation continue to be deferred in other comprehensive income until they are included in income as the original hedged transaction occurs. From the point of de-designation, the gains or losses on the original hedge and the offsetting contract are recorded as assets or liabilities on the balance sheet and offset as they flow through to earnings.

The effect of Entergy’s derivative instruments not designated as hedging instruments on the consolidated income statements for the three months ended September 30, 2014 and 2013 is as follows:

Instrument	Amount of gain (loss) recognized in AOCI	Income Statement location		Amount of gain (loss) recorded in the income statement
	(In Millions)			(In Millions)
2014
Natural gas swaps	$—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	($8)
FTRs	$—	Purchased power expense	(b)	$47
Electricity swaps and options de-designated as hedged items	($9)	Competitive business operating revenues		($5)

2013
Natural gas swaps	$—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	($1)
Electricity swaps and options de-designated as hedged items	$4	Competitive business operating revenues		$12

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effect of Entergy’s derivative instruments not designated as hedging instruments on the consolidated income statements for the nine months ended September 30, 2014 and 2013 is as follows:

Instrument	Amount of gain (loss) recognized in AOCI	Income Statement location		Amount of gain recorded in the income statement
	(In Millions)			(In Millions)
2014
Natural gas swaps	$—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	$13
FTRs	$—	Purchased power expense	(b)	$182
Electricity swaps and options de-designated as hedged items	($2)	Competitive business operating revenues		$20

2013
Natural gas swaps	$—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	$8
Electricity swaps and options de-designated as hedged items	$4	Competitive business operating revenues		$2

(a)
Due to regulatory treatment, the natural gas swaps are marked-to-market through fuel, fuel-related expenses, and gas purchased for resale and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses recorded as fuel expenses when the swaps are settled are recovered or refunded through fuel cost recovery mechanisms.

(b)
Due to regulatory treatment, the changes in the estimated fair value of FTRs for the Utility operating companies are recorded through purchased power expense and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses recorded as purchased power expense when the FTRs for the Utility operating companies are settled are recovered or refunded through fuel cost recovery mechanisms.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their balance sheets as of September 30, 2014 are as follows:

Instrument	Balance Sheet Location	Fair Value (a)	Registrant
		(In Millions)
Assets:
FTRs	Prepayments and other	$0.5	Entergy Arkansas
FTRs	Prepayments and other	$26.8	Entergy Gulf States Louisiana
FTRs	Prepayments and other	$14.7	Entergy Louisiana
FTRs	Prepayments and other	$6.1	Entergy Mississippi
FTRs	Prepayments and other	$6.0	Entergy New Orleans
FTRs	Prepayments and other	$27.5	Entergy Texas

Liabilities:
Natural gas swaps	Other current liabilities	$0.5	Entergy Gulf States Louisiana
Natural gas swaps	Other current liabilities	$0.3	Entergy Louisiana
Natural gas swaps	Other current liabilities	$0.1	Entergy Mississippi
Natural gas swaps	Other current liabilities	$0.1	Entergy New Orleans

The fair values of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their balance sheets as of December 31, 2013 are as follows:

Instrument	Balance Sheet Location	Fair Value (a)	Registrant
		(In Millions)
Assets:
Natural gas swaps	Gas hedge contracts	$2.2	Entergy Gulf States Louisiana
Natural gas swaps	Gas hedge contracts	$2.9	Entergy Louisiana
Natural gas swaps	Prepayments and other	$0.7	Entergy Mississippi
Natural gas swaps	Prepayments and other	$0.1	Entergy New Orleans

FTRs	Prepayments and other	$6.7	Entergy Gulf States Louisiana
FTRs	Prepayments and other	$5.7	Entergy Louisiana
FTRs	Prepayments and other	$1.0	Entergy Mississippi
FTRs	Prepayments and other	$2.0	Entergy New Orleans
FTRs	Prepayments and other	$18.4	Entergy Texas

(a)	No cash collateral was required to be posted as of September 30, 2014 and December 31, 2013, respectively.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effects of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their income statements for the three months ended September 30, 2014 and 2013 are as follows:

Instrument	Income Statement Location	Amount of gain (loss) recorded in the income statement	Registrant
		(In Millions)
2014
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($3.4)	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($3.7)	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($1.6)	Entergy Mississippi

FTRs	Purchased power expense	$4.9	Entergy Arkansas
FTRs	Purchased power expense	$10.6	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$13.4	Entergy Louisiana
FTRs	Purchased power expense	$3.3	Entergy Mississippi
FTRs	Purchased power expense	$5.1	Entergy New Orleans
FTRs	Purchased power expense	$9.8	Entergy Texas

2013
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.4)	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.7)	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.3)	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.1)	Entergy New Orleans

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effects of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their income statements for the nine months ended September 30, 2014 and 2013 are as follows:

Instrument	Income Statement Location	Amount of gain (loss) recorded in the income statement	Registrant
		(In Millions)
2014
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$4.8	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$6.5	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.6	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.7	Entergy New Orleans

FTRs	Purchased power expense	$16.7	Entergy Arkansas
FTRs	Purchased power expense	$45.7	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$33.8	Entergy Louisiana
FTRs	Purchased power expense	$15.6	Entergy Mississippi
FTRs	Purchased power expense	$11.4	Entergy New Orleans
FTRs	Purchased power expense	$56.0	Entergy Texas

2013
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$2.4	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$3.2	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$2.2	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.2)	Entergy New Orleans

Fair Values

The estimated fair values of Entergy’s financial instruments and derivatives are determined using historical prices, bid prices, market quotes, and financial modeling.  Considerable judgment is required in developing the estimates of fair value.  Therefore, estimates are not necessarily indicative of the amounts that Entergy could realize in a current market exchange.  Gains or losses realized on financial instruments other than those instruments held by the Entergy Wholesale Commodities business are reflected in future rates and therefore do not affect net income. Entergy considers the carrying amounts of most financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

Accounting standards define fair value as an exit price, or the price that would be received to sell an asset or the amount that would be paid to transfer a liability in an orderly transaction between knowledgeable market participants at the date of measurement.  Entergy and the Registrant Subsidiaries use assumptions or market input data that market participants would use in pricing assets or liabilities at fair value.  The inputs can be readily observable, corroborated by market data, or generally unobservable.  Entergy and the Registrant Subsidiaries endeavor to use the best available information to determine fair value.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy establishes the highest priority for unadjusted market quotes in an active market for the identical asset or liability and the lowest priority for unobservable inputs.  The three levels of the fair value hierarchy are:

•
Level 1 - Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 primarily consists of individually owned common stocks, cash equivalents (temporary cash investments, securitization recovery trust account, and escrow accounts), debt instruments, and gas hedge contracts.  Cash equivalents includes all unrestricted highly liquid debt instruments with an original or remaining maturity of three months or less at the date of purchase.

•
Level 2 - Level 2 inputs are inputs other than quoted prices included in Level 1 that are, either directly or indirectly, observable for the asset or liability at the measurement date.  Assets are valued based on prices derived by independent third parties that use inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads.  Prices are reviewed and can be challenged with the independent parties and/or overridden by Entergy if it is believed such would be more reflective of fair value.  Level 2 inputs include the following:

-    quoted prices for similar assets or liabilities in active markets;
-    quoted prices for identical assets or liabilities in inactive markets;
-    inputs other than quoted prices that are observable for the asset or liability; or

-	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 2 consists primarily of individually-owned debt instruments or shares in common trusts.  Common trust funds are stated at estimated fair value based on the fair market value of the underlying investments.

•
Level 3 - Level 3 inputs are pricing inputs that are generally less observable or unobservable from objective sources.  These inputs are used with internally developed methodologies to produce management’s best estimate of fair value for the asset or liability.  Level 3 consists primarily of FTRs and derivative power contracts used as cash flow hedges of power sales at merchant power plants.

The values for power contract assets or liabilities are based on both observable inputs including public market prices and interest rates, and unobservable inputs such as implied volatilities, unit contingent discounts, expected basis differences, and credit adjusted counterparty interest rates.  They are classified as Level 3 assets and liabilities.  The valuations of these assets and liabilities are performed by the Entergy Wholesale Commodities Risk Control group and the Entergy Wholesale Commodities Accounting Policy and External Reporting group.  The primary functions of the Entergy Wholesale Commodities Risk Control group include: gathering, validating and reporting market data, providing market risk analyses and valuations in support of Entergy Wholesale Commodities’ commercial transactions, developing and administering protocols for the management of market risks, and implementing and maintaining controls around changes to market data in the energy trading and risk management system.  The Risk Control group is also responsible for managing the energy trading and risk management system, forecasting revenues, forward positions and analysis.  The Entergy Wholesale Commodities Accounting Policy and External Reporting group performs functions related to market and counterparty settlements, revenue reporting and analysis and financial accounting. The Entergy Wholesale Commodities Risk Control group reports to the Vice President, Treasury while the Entergy Wholesale Commodities Accounting Policy and External Reporting group reports to the Vice President, Accounting Policy and External Reporting.

The amounts reflected as the fair value of electricity swaps are based on the estimated amount that the contracts are in-the-money at the balance sheet date (treated as an asset) or out-of-the-money at the balance sheet date (treated as a liability) and would equal the estimated amount receivable to or payable by Entergy if the contracts were settled

Entergy Corporation and Subsidiaries
Notes to Financial Statements

at that date.  These derivative contracts include cash flow hedges that swap fixed for floating cash flows for sales of the output from the Entergy Wholesale Commodities business.  The fair values are based on the mark-to-market comparison between the fixed contract prices and the floating prices determined each period from quoted forward power market prices.  The differences between the fixed price in the swap contract and these market-related prices multiplied by the volume specified in the contract and discounted at the counterparties’ credit adjusted risk free rate are recorded as derivative contract assets or liabilities.  For contracts that have unit contingent terms, a further discount is applied based on the historical relationship between contract and market prices for similar contract terms.

The amounts reflected as the fair values of electricity options are valued based on a Black Scholes model, and are calculated at the end of each month for accounting purposes.  Inputs to the valuation include end of day forward market prices for the period when the transactions will settle, implied volatilities based on market volatilities provided by a third party data aggregator, and US Treasury rates for a risk-free return rate.  As described further below, prices and implied volatilities are reviewed and can be adjusted if it is determined that there is a better representation of fair value.

On a daily basis, Entergy Wholesale Commodities Risk Control group calculates the mark-to-market for electricity swaps and options.  Entergy Wholesale Commodities Risk Control group also validates forward market prices by comparing them to other sources of forward market prices or to settlement prices of actual market transactions.  Significant differences are analyzed and potentially adjusted based on these other sources of forward market prices or settlement prices of actual market transactions.  Implied volatilities used to value options are also validated using actual counterparty quotes for Entergy Wholesale Commodities transactions when available, and uses multiple sources of market implied volatilities.  Moreover, on at least a monthly basis, the Office of Corporate Risk Oversight confirms the mark-to-market calculations and prepares price scenarios and credit downgrade scenario analysis.  The scenario analysis is communicated to senior management within Entergy and within Entergy Wholesale Commodities.  Finally, for all proposed derivative transactions, an analysis is completed to assess the risk of adding the proposed derivative to Entergy Wholesale Commodities’s portfolio.  In particular, the credit, liquidity, and financial metrics impacts are calculated for this analysis.  This analysis is communicated to senior management within Entergy and Entergy Wholesale Commodities.

The values of FTRs are based on unobservable inputs, including estimates of future congestion costs in MISO between applicable generation and load pricing nodes based on prices published by MISO.  They are classified as Level 3 assets and liabilities.  The valuations of these assets and liabilities are performed by the Entergy Wholesale Commodities Risk Control group for the unregulated business and by the System Planning and Operations Risk Control group for the Utility operating companies.  Entergy’s Accounting Policy group reviews these valuations for reasonableness, with the assistance of others within the organization with knowledge of the various inputs and assumptions used in the valuation. The System Planning and Operations Risk Control group reports to the Vice President, Treasury.  The Accounting Policy group reports to the Vice President, Accounting Policy and External Reporting.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following tables set forth, by level within the fair value hierarchy, Entergy’s assets and liabilities that are accounted for at fair value on a recurring basis as of September 30, 2014 and December 31, 2013.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect their placement within the fair value hierarchy levels.

2014	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$978	$—		$—	$978
Decommissioning trust funds (a):
Equity securities	435	2,739	(b)	—	3,174
Debt securities	856	1,150		—	2,006
Power contracts	—	—		17	17
Securitization recovery trust account	51	—		—	51
Escrow accounts	360	—		—	360
FTRs	—	—		83	83
	$2,680	$3,889		$100	$6,669
Liabilities:
Power contracts	$—	$—		$108	$108
Gas hedge contracts	1	—		—	1
	$1	$—		$108	$109

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$609	$—		$—	$609
Decommissioning trust funds (a):
Equity securities	472	2,601	(b)	—	3,073
Debt securities	783	1,047		—	1,830
Power contracts	—	—		74	74
Securitization recovery trust account	46	—		—	46
Escrow accounts	115	—		—	115
Gas hedge contracts	6	—		—	6
FTRs	—	—		34	34
	$2,031	$3,648		$108	$5,787
Liabilities:
Power contracts	$—	$—		$207	$207

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are invested to approximate the returns of major market indices.  Fixed income securities are held in various governmental and corporate securities.  See Note 9 to the financial statements herein for additional information on the investment portfolios.

(b)	Commingled equity funds may be redeemed bi-monthly.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the three months ended September 30, 2014 and 2013:

	2014		2013
	Power Contracts	FTRs	Power Contracts
	(In Millions)
Balance as of July 1,	($88)	$144	$83
Realized losses included in earnings	(10)	—	(5)
Unrealized gains included in earnings	4	1	11
Unrealized gains (losses) included in OCI	37	—	(4)
Unrealized losses included as a regulatory liability/asset	—	(14)	—
Purchases	7	—	—
Settlements	(41)	(48)	(36)
Balance as of September 30,	($91)	$83	$49

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the nine months ended September 30, 2014 and 2013:

	2014		2013
	Power Contracts	FTRs	Power Contracts
	(In Millions)
Balance as of January 1,	($133)	$34	$178
Realized losses included in earnings	(69)	—	(27)
Unrealized gains included in earnings	90	3	14
Unrealized losses included in OCI	(182)	—	(78)
Unrealized gains included as a regulatory liability/asset	—	108	—
Issuances of FTRs	—	121	—
Purchases	15	—	—
Settlements	188	(183)	(38)
Balance as of September 30,	($91)	$83	$49

The following table sets forth a description of the types of transactions classified as Level 3 in the fair value hierarchy and significant unobservable inputs to each which cause that classification as of September 30, 2014:

Transaction Type	Fair Value as of September 30, 2014	Significant Unobservable Inputs	Range from Average %		Effect on Fair Value
	(In Millions)				(In Millions)
Electricity swaps	($120)	Unit contingent discount	+/-	3%	($4)
Electricity options	$29	Implied volatility	+/-	69%	$30

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table sets forth an analysis of each of the types of unobservable inputs impacting the fair value of items classified as Level 3 within the fair value hierarchy, and the sensitivity to changes to those inputs:

Significant Unobservable Input	Transaction Type	Position	Change to Input	Effect on Fair Value
Unit contingent discount	Electricity swaps	Sell	Increase (Decrease)	Decrease (Increase)
Implied volatility	Electricity options	Sell	Increase (Decrease)	Increase (Decrease)
Implied volatility	Electricity options	Buy	Increase (Decrease)	Increase (Decrease)

The following table sets forth, by level within the fair value hierarchy, the Registrant Subsidiaries’ assets that are accounted for at fair value on a recurring basis as of September 30, 2014 and December 31, 2013.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect its placement within the fair value hierarchy levels.

Entergy Arkansas

2014	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Decommissioning trust funds (a):
Equity securities	$4.9	$457.9	(b)	$—	$462.8
Debt securities	67.0	215.3		—	282.3
Securitization recovery trust account	8.3	—		—	8.3
Escrow accounts	12.2	—		—	12.2
FTRs	—	—		0.5	0.5
	$92.4	$673.2		$0.5	$766.1

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$122.8	$—		$—	$122.8
Decommissioning trust funds (a):
Equity securities	13.6	449.7	(b)	—	463.3
Debt securities	58.6	189.0		—	247.6
Securitization recovery trust account	3.8	—		—	3.8
Escrow accounts	26.0	—		—	26.0
	$224.8	$638.7		$—	$863.5

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana

2014	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$121.4	$—		$—	$121.4
Decommissioning trust funds (a):
Equity securities	12.1	367.4	(b)	—	379.5
Debt securities	78.6	155.6		—	234.2
Escrow accounts	90.0	—		—	90.0
FTRs	—	—		26.8	26.8
	$302.1	$523.0		$26.8	$851.9

Liabilities:
Gas hedge contracts	$0.5	$—		$—	$0.5

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$13.8	$—		$—	$13.8
Decommissioning trust funds (a):
Equity securities	27.6	343.2	(b)	—	370.8
Debt securities	71.7	131.2		—	202.9
Escrow accounts	21.5	—		—	21.5
Gas hedge contracts	2.2	—		—	2.2
FTRs	—	—		6.7	6.7
	$136.8	$474.4		$6.7	$617.9

Entergy Louisiana

2014	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$2.6	$—		$—	$2.6
Decommissioning trust funds (a):
Equity securities	7.5	223.4	(b)	—	230.9
Debt securities	64.4	73.0		—	137.4
Escrow accounts	200.0	—		—	200.0
Securitization recovery trust account	10.4	—		—	10.4
FTRs	—	—		14.7	14.7
	$284.9	$296.4		$14.7	$596.0

Liabilities:
Gas hedge contracts	$0.3	$—		$—	$0.3

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$123.6	$—		$—	$123.6
Decommissioning trust funds (a):
Equity securities	13.5	210.7	(b)	—	224.2
Debt securities	61.7	61.4		—	123.1
Securitization recovery trust account	4.5	—		—	4.5
Gas hedge contacts	2.9	—		—	2.9
FTRs	—	—		5.7	5.7
	$206.2	$272.1		$5.7	$484.0

Entergy Mississippi

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$30.3	$—	$—	$30.3
Escrow accounts	41.8	—	—	41.8
FTRs	—	—	6.1	6.1
	$72.1	$—	$6.1	$78.2

Liabilities:
Gas hedge contracts	$0.1	$—	$—	$0.1

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Escrow accounts	$51.8	$—	$—	$51.8
Gas hedge contracts	0.7	—	—	0.7
FTRs	—	—	1.0	1.0
	$52.5	$—	$1.0	$53.5

Entergy New Orleans

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$37.7	$—	$—	$37.7
Escrow accounts	16.2	—	—	16.2
FTRs	—	—	6.0	6.0
	$53.9	$—	$6.0	$59.9

Liabilities:
Gas hedge contracts	$0.1	$—	$—	$0.1

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$33.2	$—	$—	$33.2
Escrow accounts	10.5	—	—	10.5
Gas hedge contracts	0.1	—	—	0.1
FTRs	—	—	2.0	2.0
	$43.8	$—	$2.0	$45.8

Entergy Texas

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$38.0	$—	$—	$38.0
Securitization recovery trust account	32.1	—	—	32.1
FTRs	—	—	27.5	27.5
	$70.1	$—	$27.5	$97.6

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$44.1	$—	$—	$44.1
Securitization recovery trust account	37.5	—	—	37.5
FTRs	—	—	18.4	18.4
	$81.6	$—	$18.4	$100.0

System Energy

2014	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$134.3	$—		$—	$134.3
Decommissioning trust funds (a):
Equity securities	2.5	401.9	(b)	—	404.4
Debt securities	188.2	58.1		—	246.3
	$325.0	$460.0		$—	$785.0

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$64.6	$—		$—	$64.6
Decommissioning trust funds (a):
Equity securities	2.2	377.8	(b)	—	380.0
Debt securities	152.9	71.0		—	223.9
	$219.7	$448.8		$—	$668.5

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are invested to approximate the returns of major market indices.  Fixed income securities are held in various governmental

Entergy Corporation and Subsidiaries
Notes to Financial Statements

and corporate securities.  See Note 9 to the financial statements herein for additional information on the investment portfolios.

(b)	Commingled equity funds may be redeemed bi-monthly.

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the three months ended September 30, 2014.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of July 1,	$3.0	$47.2	$23.6	$12.7	$8.5	$47.8
Unrealized gains (losses) included as a regulatory liability/asset	2.4	(9.8)	4.5	(3.3)	2.6	(10.5)
Settlements	(4.9)	(10.6)	(13.4)	(3.3)	(5.1)	(9.8)
Balance as of September 30,	$0.5	$26.8	$14.7	$6.1	$6.0	$27.5

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the nine months ended September 30, 2014.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of January 1,	$—	$6.7	$5.7	$1.0	$2.0	$18.4
Issuances of FTRs	4.2	37.3	21.5	15.2	8.3	33.2
Unrealized gains included as a regulatory liability/asset	13.0	28.5	21.3	5.5	7.1	31.9
Settlements	(16.7)	(45.7)	(33.8)	(15.6)	(11.4)	(56.0)
Balance as of September 30,	$0.5	$26.8	$14.7	$6.1	$6.0	$27.5

NOTE 9.  DECOMMISSIONING TRUST FUNDS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

Entergy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The NRC requires Entergy subsidiaries to maintain trusts to fund the costs of decommissioning ANO 1, ANO 2, River Bend, Waterford 3, Grand Gulf, Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades (NYPA currently retains the decommissioning trusts and liabilities for Indian Point 3 and FitzPatrick).  The funds are invested primarily in equity securities, fixed-rate debt securities, and cash and cash equivalents.

Entergy records decommissioning trust funds on the balance sheet at their fair value.  Because of the ability of the Registrant Subsidiaries to recover decommissioning costs in rates and in accordance with the regulatory treatment for decommissioning trust funds, the Registrant Subsidiaries have recorded an offsetting amount of unrealized gains/(losses) on investment securities in other regulatory liabilities/assets.  For the nonregulated portion of River Bend, Entergy Gulf States Louisiana has recorded an offsetting amount of unrealized gains/(losses) in other deferred credits.  Decommissioning trust funds for Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades do not meet the criteria for regulatory accounting treatment.  Accordingly, unrealized gains recorded on the assets in these trust

Entergy Corporation and Subsidiaries
Notes to Financial Statements

funds are recognized in the accumulated other comprehensive income component of shareholders’ equity because these assets are classified as available-for-sale.  Unrealized losses (where cost exceeds fair market value) on the assets in these trust funds are also recorded in the accumulated other comprehensive income component of shareholders’ equity unless the unrealized loss is other than temporary and therefore recorded in earnings.  Generally, Entergy records realized gains and losses on its debt and equity securities using the specific identification method to determine the cost basis of its securities.

The securities held as of September 30, 2014 and December 31, 2013 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$3,174	$1,385	$1
Debt Securities	2,006	61	10
Total	$5,180	$1,446	$11

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$3,073	$1,260	$—
Debt Securities	1,830	47	29
Total	$4,903	$1,307	$29

Deferred taxes on unrealized gains/(losses) are recorded in other comprehensive income for the decommissioning trusts which do not meet the criteria for regulatory accounting treatment as described above. Unrealized gains/(losses) above are reported before deferred taxes of $361 million and $329 million as of September 30, 2014 and December 31, 2013, respectively.  The amortized cost of debt securities was $1,957 million as of September 30, 2014 and $1,843 million as of December 31, 2013.  As of September 30, 2014, the debt securities have an average coupon rate of approximately 3.27%, an average duration of approximately 5.40 years, and an average maturity of approximately 8.11 years.  The equity securities are generally held in funds that are designed to approximate or somewhat exceed the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index or the Russell 3000 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of September 30, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$23	$1	$427	$3
More than 12 months	—	—	211	7
Total	$23	$1	$638	$10

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$892	$24
More than 12 months	—	—	60	5
Total	$—	$—	$952	$29

The unrealized losses in excess of twelve months on equity securities above relate to Entergy’s Utility operating companies and System Energy.

The fair value of debt securities, summarized by contractual maturities, as of September 30, 2014 and December 31, 2013 are as follows:

	2014	2013
	(In Millions)
less than 1 year	$45	$83
1 year - 5 years	818	752
5 years - 10 years	666	620
10 years - 15 years	166	169
15 years - 20 years	70	52
20 years+	241	154
Total	$2,006	$1,830

During the three months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $465 million and $284 million, respectively.  During the three months ended September 30, 2014 and 2013, gross gains of $11 million and $3 million, respectively, and gross losses of $2 million and $4 million, respectively, were reclassified out of other comprehensive income or other regulatory liabilities/assets into earnings.

During the nine months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $1,447 million and $1,064 million, respectively.  During the nine months ended September 30, 2014 and 2013, gross gains of $23 million and $25 million, respectively, and gross losses of $5 million and $7 million, respectively, were reclassified out of other comprehensive income or other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas

Entergy Arkansas holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of September 30, 2014 and December 31, 2013 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$462.8	$227.4	$—
Debt Securities	282.3	5.3	2.1
Total	$745.1	$232.7	$2.1

2013
Equity Securities	$463.3	$214.0	$—
Debt Securities	247.6	5.3	5.2
Total	$710.9	$219.3	$5.2

The amortized cost of debt securities was $279.1 million as of September 30, 2014 and $248.9 million as of December 31, 2013.  As of September 30, 2014, the debt securities have an average coupon rate of approximately 2.62%, an average duration of approximately 4.82 years, and an average maturity of approximately 5.43 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of September 30, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$4.5	$—	$94.5	$0.6
More than 12 months	—	—	52.0	1.5
Total	$4.5	$—	$146.5	$2.1

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$153.2	$4.8
More than 12 months	—	—	6.9	0.4
Total	$—	$—	$160.1	$5.2

The fair value of debt securities, summarized by contractual maturities, as of September 30, 2014 and December 31, 2013 are as follows:

	2014	2013
	(In Millions)
less than 1 year	$11.5	$8.1
1 year - 5 years	122.6	110.9
5 years - 10 years	136.4	118.0
10 years - 15 years	3.3	3.9
15 years - 20 years	1.0	0.9
20 years+	7.5	5.8
Total	$282.3	$247.6

During the three months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $85.1 million and $30.3 million, respectively.  During the three months ended September 30, 2014 and 2013, gross gains of $8.1 million and $0.6 million, respectively, and gross losses of $13 thousand and $0.1 million, respectively were reclassified out of other regulatory liabilities/assets into earnings.

During the nine months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $155.4 million and $173.4 million, respectively.  During the nine months ended September 30, 2014 and 2013, gross gains of $8.5 million and $9.3 million, respectively, and gross losses of $0.3 million and $0.2 million, respectively were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana

Entergy Gulf States Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of September 30, 2014 and December 31, 2013 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$379.5	$161.0	$—
Debt Securities	234.2	10.8	0.7
Total	$613.7	$171.8	$0.7

2013
Equity Securities	$370.8	$141.8	$—
Debt Securities	202.9	7.4	3.5
Total	$573.7	$149.2	$3.5

The amortized cost of debt securities was $225 million as of September 30, 2014 and $199.1 million as of December 31, 2013.  As of September 30, 2014, the debt securities have an average coupon rate of approximately 4.40%, an average duration of approximately 5.81 years, and an average maturity of approximately 10.22 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of September 30, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.6	$—	$16.7	$0.1
More than 12 months	—	—	21.8	0.6
Total	$0.6	$—	$38.5	$0.7

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$91.9	$3.1
More than 12 months	—	—	4.6	0.4
Total	$—	$—	$96.5	$3.5

The fair value of debt securities, summarized by contractual maturities, as of September 30, 2014 and December 31, 2013 are as follows:

	2014	2013
	(In Millions)
less than 1 year	$6.1	$7.9
1 year - 5 years	57.0	51.2
5 years - 10 years	74.1	75.5
10 years - 15 years	45.1	55.8
15 years - 20 years	13.8	4.6
20 years+	38.1	7.9
Total	$234.2	$202.9

During the three months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $52.5 million and $19.5 million, respectively.  During the three months ended September 30, 2014 and 2013, gross gains of $0.5 million and $0.3 million, respectively, and gross losses of $0.1 million and $0.02 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the nine months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $127.9 million and $66.2 million, respectively.  During the nine months ended September 30, 2014 and 2013, gross gains of $1.2 million and $6.6 million, respectively, and gross losses of $0.3 million and $0.03 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Louisiana

Entergy Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of September 30, 2014 and December 31, 2013 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$230.9	$106.3	$—
Debt Securities	137.4	5.5	0.7
Total	$368.3	$111.8	$0.7

2013
Equity Securities	$224.2	$96.1	$—
Debt Securities	123.1	4.7	1.9
Total	$347.3	$100.8	$1.9

The amortized cost of debt securities was $132.6 million as of September 30, 2014 and $120.6 million as of December 31, 2013.  As of September 30, 2014, the debt securities have an average coupon rate of approximately 3.04%, an average duration of approximately 5.06 years, and an average maturity of approximately 8.05 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of September 30, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.4	$—	$25.0	$0.1
More than 12 months	—	—	17.4	0.6
Total	$0.4	$—	$42.4	$0.7

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$38.3	$1.7
More than 12 months	—	—	1.7	0.2
Total	$—	$—	$40.0	$1.9

The fair value of debt securities, summarized by contractual maturities, as of September 30, 2014 and December 31, 2013 are as follows:

	2014	2013
	(In Millions)
less than 1 year	$5.0	$14.8
1 year - 5 years	57.9	41.9
5 years - 10 years	41.9	37.0
10 years - 15 years	6.2	6.6
15 years - 20 years	8.3	6.2
20 years+	18.1	16.6
Total	$137.4	$123.1

During the three months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $6.2 million and $2.7 million, respectively.  During the three months ended September 30, 2014 and 2013, gross gains of $0.03 million and $0.01 million, respectively, and gross losses of $3.7 thousand and $0.01 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the nine months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $35.9 million and $12.2 million, respectively.  During the nine months ended September 30, 2014 and 2013, gross gains of $0.2 million and $0.06 million, respectively, and gross losses of $7.8 thousand and $0.03 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

System Energy

System Energy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of September 30, 2014 and December 31, 2013 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$404.4	$169.2	$—
Debt Securities	246.3	4.2	0.6
Total	$650.7	$173.4	$0.6

2013
Equity Securities	$380.0	$150.8	$—
Debt Securities	223.9	3.5	1.8
Total	$603.9	$154.3	$1.8

The amortized cost of debt securities was $242.7 million as of September 30, 2014 and $223.4 million as of December 31, 2013.  As of September 30, 2014, the debt securities have an average coupon rate of approximately 2.03%, an average duration of approximately 4.31 years, and an average maturity of approximately 5.76 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of September 30, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.9	$—	$92.2	$0.4
More than 12 months	—	—	7.8	0.2
Total	$0.9	$—	$100.0	$0.6

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$121.7	$1.7
More than 12 months	—	—	0.9	0.1
Total	$—	$—	$122.6	$1.8

The fair value of debt securities, summarized by contractual maturities, as of September 30, 2014 and December 31, 2013 are as follows:

	2014	2013
	(In Millions)
less than 1 year	$6.3	$5.5
1 year - 5 years	164.0	144.9
5 years - 10 years	50.7	44.3
10 years - 15 years	1.3	9.3
15 years - 20 years	2.8	1.6
20 years+	21.2	18.3
Total	$246.3	$223.9

During the three months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $101.4 million and $53.4 million, respectively.  During the three months ended September 30, 2014 and 2013, gross gains of $0.2 million and $0.1 million, respectively, and gross losses of $0.2 million and $0.8 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the nine months ended September 30, 2014 and 2013, proceeds from the dispositions of securities amounted to $333.0 million and $144.6 million, respectively.  During the nine months ended September 30, 2014 and 2013, gross gains of $1.6 million and $0.9 million, respectively, and gross losses of $0.5 million and $1.2 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Other-than-temporary impairments and unrealized gains and losses

Entergy, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy evaluate unrealized losses at the end of each period to determine whether an other-than-temporary impairment has occurred.  The assessment of whether an investment in a debt security has suffered an other-than-temporary impairment is based on whether Entergy has the intent to sell or more likely than not will be required to sell the debt security before recovery of its amortized costs.  Further, if Entergy does not expect to recover the entire amortized cost basis of the debt security, an other-than-temporary impairment is considered to have occurred and it is measured by the present value of cash flows expected to be collected less the amortized cost basis (credit loss).  Entergy did not have any material other-than-temporary impairments relating to credit losses on debt securities for the three and nine months ended September 30, 2014 and 2013.  The assessment of whether an investment in an equity security has suffered an other-than-temporary impairment continues to be based on a number of factors including, first, whether Entergy has the ability and intent to hold the investment to recover its value, the duration and severity of any losses, and, then, whether it is expected that the investment will recover its value within a reasonable period of time.  Entergy’s trusts are managed

Entergy Corporation and Subsidiaries
Notes to Financial Statements

by third parties who operate in accordance with agreements that define investment guidelines and place restrictions on the purchases and sales of investments.  Entergy did not record material charges to other income in the three and nine months ended September 30, 2014 and 2013, respectively, resulting from the recognition of the other-than-temporary impairment of certain equity securities held in its decommissioning trust funds.

NOTE 10.  INCOME TAXES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See “Income Tax Litigation”, “Income Tax Audits”, and “Other Tax Matters” in Note 3 to the financial statements in the Form 10-K for a discussion of income tax proceedings, income tax audits, and other income tax matters involving Entergy.  Following is an update to that disclosure.

On March 31, 2014, New York enacted budget legislation that substantially modifies various aspects of New York tax law. The most significant effect of the legislation on Entergy is the adoption of full water’s-edge unitary combined reporting, meaning that all of Entergy’s domestic entities will be included in New York’s combined filing group. The effect of the tax law change resulted in a deferred state income tax reduction of approximately $21.5 million.

NOTE 11.  PROPERTY, PLANT, AND EQUIPMENT (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Construction Expenditures in Accounts Payable

Construction expenditures included in accounts payable at September 30, 2014 are $136.3 million for Entergy, $24.0 million for Entergy Arkansas, $18.7 million for Entergy Gulf States Louisiana, $11.7 million for Entergy Louisiana, $3.7 million for Entergy Mississippi, $0.1 million for Entergy New Orleans, $6.9 million for Entergy Texas, and $9.7 million for System Energy.  Construction expenditures included in accounts payable at December 31, 2013 are $166 million for Entergy, $61.9 million for Entergy Arkansas, $13.1 million for Entergy Gulf States Louisiana, $31.1 million for Entergy Louisiana, $2.8 million for Entergy Mississippi, $1.7 million for Entergy New Orleans, $10.9 million for Entergy Texas, and $6.7 million for System Energy.

Impairment of Long-Lived Assets

See “Impairment of Long-Lived Assets” in Note 1 to the financial statements in the Form 10-K for a discussion of the periodic reviews that Entergy performs whenever events or changes in circumstances indicate that the recoverability of long-lived assets is uncertain.  Following are updates to that discussion regarding the Vermont Yankee nuclear power plant.

As discussed in the Form 10-K, in December 2013, Entergy and Vermont entered into a settlement agreement, with an accompanying memorandum of understanding that was filed with the Vermont Public Service Board (VPSB), under which Vermont agreed to support Entergy’s request to operate Vermont Yankee until the end of 2014. The settlement agreement provided for Entergy to make $10 million in economic transition payments, $5 million in clean energy development support, and a transitional $5 million payment to Vermont. Entergy will also set aside a new $25 million fund to ensure the Vermont Yankee site is restored after decommissioning. These terms were contingent upon the VPSB issuing by March 31, 2014 a Certificate of Public Good authorizing Vermont Yankee’s operation through 2014, and otherwise conforming to the terms of the settlement agreement. The settlement agreement also provided for the dismissal or discontinuation of other litigation between Entergy and Vermont; in the case of Entergy’s appeal of the VPSB’s March and November 2012 orders, such dismissal was contingent upon the VPSB’s issuance of such a Certificate of Public Good. On March 28, 2014, the VPSB approved the memorandum of understanding and issued

Entergy Corporation and Subsidiaries
Notes to Financial Statements

a Certificate of Public Good authorizing Vermont Yankee to operate until December 31, 2014.  In May 2014 the VPSB denied a motion that had been filed by one of the intervenors to amend its approval order. In the settlement agreement, Entergy Vermont Yankee agreed to complete and shall provide to the Vermont parties by December 31, 2014, a site assessment study of the costs and tasks of radiological decommissioning, spent nuclear fuel management, and site restoration of Vermont Yankee.  Entergy Vermont Yankee also agreed that it shall file its Post-Shutdown Decommissioning Activities Report (PSDAR) for Vermont Yankee with the NRC no sooner than sixty days after completing the site assessment study.  As part of the development of the site assessment study and PSDAR, Entergy obtained a revised decommissioning cost study in the third quarter 2014.  The revised estimate, along with reassessment of the assumptions regarding the timing of decommissioning cash flows, resulted in a $101.6 million increase in the decommissioning cost liability and a corresponding impairment charge, recorded in September 2014.  Impairment charges are recorded as a separate line item in Entergy’s consolidated statements of income for 2014 and 2013 and this impairment charge is included within the results of the Entergy Wholesale Commodities segment.

NOTE 12.  VARIABLE INTEREST ENTITIES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See Note 18 to the financial statements in the Form 10-K for a discussion of variable interest entities.  See Note 4 to the financial statements herein for details of the nuclear fuel companies’ credit facilities and commercial paper borrowings and long-term debt.

Entergy Louisiana and System Energy are each considered to hold a variable interest in the lessors from which they lease, respectively, undivided interests representing approximately 9.3% of the Waterford 3 and 11.5% of the Grand Gulf nuclear plants.  Entergy Louisiana and System Energy are the lessees under these arrangements, which are described in more detail in Note 10 to the financial statements in the Form 10-K.  Entergy Louisiana made payments on its lease, including interest, of $8.3 million and $7.8 million in the three months ended September 30, 2014 and 2013, respectively. Entergy Louisiana made payments on its lease, including interest, of $31 million and $26.3 million in the nine months ended September 30, 2014 and 2013, respectively. System Energy made payments on its lease, including interest, of $3.7 million in the three months ended September 30, 2013. System Energy made payments on its lease, including interest, of $51.6 million and $50.5 million in the nine months ended September 30, 2014 and 2013, respectively.

NOTE 13.  ASSET RETIREMENT OBLIGATIONS  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See Note 9 to the financial statements in the Form 10-K for a discussion of asset retirement obligations.  Following are updates to that discussion.

In the first quarter 2014, Entergy Arkansas recorded a revision to its estimated decommissioning cost liabilities for ANO 1 and ANO 2 as a result of a revised decommissioning cost study.  The revised estimates resulted in a $43.6 million increase in the decommissioning cost liabilities, along with a corresponding increase in the related asset retirement cost assets that will be depreciated over the remaining lives of the units.

In the third quarter 2014, Entergy Wholesale Commodities recorded a revision to its estimated decommissioning cost liability for Vermont Yankee.   As part of the development of the site assessment study and PSDAR, Entergy obtained a revised decommissioning cost study in the third quarter 2014.  The revised estimate, along with reassessment of the assumptions regarding the timing of decommissioning cash flows, resulted in a $101.6 million increase in the decommissioning cost liability and a corresponding impairment charge, recorded in September 2014. See Note 1 to the financial statements in the Form 10-K and Note 11 to the financial statements herein for further discussion of the Vermont Yankee plant.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

__________________________________

In the opinion of the management of Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy, the accompanying unaudited financial statements contain all adjustments (consisting primarily of normal recurring accruals and reclassification of previously reported amounts to conform to current classifications) necessary for a fair statement of the results for the interim periods presented.  Entergy’s business is subject to seasonal fluctuations, however, with peak periods occurring typically during the first and third quarters.  The results for the interim periods presented should not be used as a basis for estimating results of operations for a full year.